Exhibit 10.1

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT AND FIXTURE FILING

(COLLATERAL INCLUDES FIXTURES)

TS CREEKSTONE, LLC, A DELAWARE LIMITED LIABILITY COMPANY,

Grantor

to

THE FIDELITY COMPANY, A NORTH CAROLINA CORPORATION,

Trustee

FOR THE BENEFIT OF

NEW YORK LIFE INSURANCE COMPANY,

Beneficiary

Dated as of: May 17, 2013

Premises:	Woodfield Creekstone Apartments
5520 South Miami Boulevard, Durham, Durham County, NC 27703

Drafted by and Record And Return To:

Womble Carlyle Sandridge & Rice, LLP

One West Fourth Street

Winston-Salem, NC 27101

Attn: Hardin G. Halsey, Esq.

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TABLE OF CONTENTS

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT AND FIXTURE FILING	1

GRANTING CLAUSES	1

DEFINITIONS AND INTERPRETATION	5

ARTICLE I COVENANTS AND AGREEMENTS	10

1.01 Payment, Performance and Security	10

1.02 Payment of Taxes, Assessments, etc.	10

A. Impositions	10

B. Installments	10

C. Receipts	10

D. Evidence of Payment	11

E. Payment by Beneficiary	11

F. Change in Law	11

G. Joint Assessment	11

H. Permitted Contests	11

I. No Lease Default	12

1.03 Insurance	12

A. All Risk Coverage	12

B. Additional Coverage	13

C. Separate Insurance	13

D. Insurers; Policies	14

E. Beneficiary’s Right to Secure Coverage	14

F. Damage or Destruction	14

G. Transfer of Interest in Policies	15

H. Grantor’s Use of Proceeds	15

1.04 Escrow Payments	17

1.05 Care and Use of the Premises	18

A. Maintenance and Repairs	18

B. Standard of Repairs	18

C. Removal of Equipment	18

D. Compliance With Laws and Insurance	18

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E. Hazardous Materials	19

F. Compliance With Instruments of Record	21

G. Alteration of Secured Property	21

H. Parking	21

I. Entry on Secured Property	22

J. No Consent to Alterations or Repairs	22

K. Preservation of Lien; Mechanic’s Liens	22

L. Use of Secured Property by Grantor	22

M. Use of Secured Property by Public	22

N. Management	22

O. Permitted Contests	22

1.06 Financial Information	23

A. Financial Statements	23

B. Right to Inspect Books and Records	24

1.07 Condemnation	24

A. Beneficiary’s Right to Participate in Proceedings	24

B. Application of Condemnation Award	24

C. Reimbursement of Costs	25

D. Existing Obligations	25

1.08 Leases	26

A. Performance of Lessor’s Covenants	26

B. Notice of Default	26

C. Representations Regarding Leases	26

D. Covenants Regarding Leases	27

E. Application of Rents	28

F. Indemnity Against Unapproved Lease Modifications and Amendment	28

1.09 Assignment of Leases, Rents, Income, Profits and Cash Collateral	28

A. Assignment; Discharge of Obligations	28

B. Entry Onto Secured Property; Lease of Secured Property	29

C. License to Manage Secured Property	29

D. Delivery of Assignments	29

E. Indemnity	30

1.10. Further Assurances	30

A. General; Appointment of Attorney-in-Fact	30

B. Statement Regarding Obligations	30

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C. Additional Security Instruments	30

D. Security Agreement	31

E. Preservation of Grantor’s Existence	32

F. Further Indemnities	32

G. Absence of Insurance	33

1.11 Prohibition on Transfers, Liens or Further Encumbrances	33

A. Continuing Ownership and Management	33

B. Prohibition on Transfers, Liens or Further Encumbrances	33

C. Acceleration of Obligations	34

1.12 Expenses	34

ARTICLE II REPRESENTATIONS AND WARRANTIES	35

2.01 Warranty of Title	35

2.02 Ownership Of Additional or Replacement Improvements and Personal Property	35

2.03 No Pending Material Litigation or Proceeding; No Hazardous Materials	35

A. Proceedings Affecting Grantor	35

B. Proceedings Affecting Secured Property	35

C. No Hazardous Material	36

D. No Litigation Regarding Hazardous Material	36

2.04 Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information	36

2.05 Authorization; No Legal Restrictions on Performance	37

2.06 Compliance With Laws	37

2.07 Tax Status	38

2.08 Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act	38

2.09 Federal Reserve Board Regulations	38

2.10 Investment Company Act and Public Utility Holding Company Act	39

2.11 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto	39

2.12 ERISA	39

ARTICLE III DEFAULTS	39

3.01 Events of Default	39

ARTICLE IV REMEDIES	41

4.01 Acceleration, Foreclosure, etc.	41

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A. Foreclosure	41

B. Partial Foreclosure	42

C. Entry	42

D. Collection of Rents, etc.	43

E. Receivership	43

F. Specific Performance	43

G. Recovery of Sums Required To Be Paid	43

H. Other Remedies	43

I. State Specific Remedies	43

4.02 No Election of Remedies	43

4.03 Beneficiary’s Right to Release, etc.	44

4.04 Beneficiary’s Right to Remedy Defaults, etc.	44

4.05 Waivers	44

4.06 Prepayment	45

ARTICLE V MISCELLANEOUS	46

5.01 Non-Waiver	46

5.02 Sole Discretion of Beneficiary	47

5.03 Legal Tender	47

5.04 No Merger or Termination	47

5.05 Discontinuance of Actions	47

5.06 Headings	47

5.07 Notice to Parties	48

5.08 Successors and Assigns Included In Parties	48

5.09 Changes and Modifications	49

5.10 Applicable Law	49

5.11 Invalid Provisions to Affect No Others	49

5.12 Usury Savings Clause	49

5.13 No Statute of Limitations	49

5.14 Late Charges	49

5.15 Waiver of Jury Trial	49

5.16 Continuing Effectiveness	50

5.17 Time of Essence	50

5.18 Non-Recourse	50

5.19 Non-Business Days	52

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5.20 Single Purpose Entity	53

ARTICLE VI SPECIAL STATE PROVISIONS	58

6.01 Maturity Date	58

6.02 Attorneys’ Fees	58

6.03 Interest Before and After Judgment	58

6.04 Power of Sale	58

6.05 Environmental Laws	59

6.06 Substitution of Trustee	60

6.07 Waiver	60

6.08 Deed of Trust as Financing Statement	60

6.09 Security Agreement	60

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DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT AND FIXTURE FILING

(Collateral Includes Fixtures)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), dated as of the date set forth on the cover page hereof, from TS CREEKSTONE, LLC (“Grantor”), a Delaware limited liability company, having an office at 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180, Attn: Bert Lopez, to THE FIDELITY COMPANY, a North Carolina corporation, having its principal place of business at One West Fourth Street, Winston-Salem, North Carolina 27101 (“Trustee”), as trustee for the benefit of NEW YORK LIFE INSURANCE COMPANY (“Beneficiary”), a New York mutual insurance company, having an office at 51 Madison Avenue, New York, New York 10010-1603.

Grantor has executed and delivered to Beneficiary a Promissory Note (the promissory note, together with all extensions, renewals or modifications thereof, being hereinafter collectively called the “Note”), dated as of even date herewith, payable to the order of Beneficiary in the original principal sum of Twenty-Three Million Two Hundred Fifty Thousand and No/100 Dollars ($23,250,000.00), lawful money of the United States of America. The Note is secured by this Deed of Trust and the terms, covenants and conditions of the Note are hereby incorporated herein and made a part hereof.

In consideration of the sum of Ten Dollars ($10.00) paid and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the Obligations (as hereinafter defined), Grantor hereby irrevocably grants, bargains, sells, assigns, transfers and conveys to Trustee, its successors and assigns, in fee simple forever, IN TRUST, WITH POWER OF SALE, the following property and rights, whether now owned or held or hereafter acquired and Grantor further grants to Trustee a security interest in the following property:

GRANTING CLAUSE ONE

All that tract or parcel of land (“Land”) more particularly described in Exhibit A hereto.

GRANTING CLAUSE TWO

All buildings, structures and improvements (collectively, “Improvements”) now or hereafter located on the Land, including, but not limited to, all machinery, apparatus, equipment and fixtures attached to, or used or procured for use in connection with the operation or maintenance of, any Improvement, all refrigerators, shades, awnings, venetian blinds, screens, screen doors, storm doors, storm windows, stoves, ranges, dishwashers, curtain fixtures, partitions, attached floor coverings and fixtures, apparatus, equipment or articles used to supply sprinkler protection and waste removal, laundry equipment, furniture, furnishings, appliances, office equipment, elevators, escalators, tanks, dynamos, motors, generators, switchboards, communication equipment, electrical equipment, television and radio systems, heating,

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plumbing, lifting and ventilating apparatus, air-cooling and air conditioning apparatus, gas and electric fixtures, fittings and machinery and all other personal property and equipment of every kind and description, excluding trade fixtures and personal property of any Lessee (as hereinafter defined), unless such trade fixtures or personal property become the property of Grantor upon expiration or termination of the term of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor. Whether or not any of the foregoing are attached to the Land or any of the Improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the Obligations. The Land and Improvements are herein collectively called “Premises”. To the extent any of the Improvements are not deemed real estate under the laws of the State, they shall be deemed personal property and this grant shall include all of Grantor’s right, title and interest in, under and to such personal property and all other personal property now or hereafter attached to or located upon the Premises or used or useable in the management, maintenance or operation of the Improvements or the activities conducted on the Premises, including, but not limited to, all computer hardware and software, but excluding trade fixtures and personal property of any Lessee, unless such personal property becomes the property of Grantor upon expiration or termination of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor (collectively, “Personal Property”).

GRANTING CLAUSE THREE

All now or hereafter existing easements and rights-of-way and all right, title and interest of Grantor, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, any and all sidewalks, alleys and strips and gores of land, streets, ways, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights, covenants, conditions, restrictions, credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises, whether now or hereafter existing.

GRANTING CLAUSE FOUR

All intangible rights, interests and properties of Grantor relating to the Premises or any part thereof, and necessary or desirable for the continued ownership, use, operation, leasing or management thereof, whether now or hereafter existing, including, but not limited to, any trademarks, servicemarks, logos or trade names relating to the Premises or by which the Premises or any part thereof may be known and any other franchises or other agreements relating to services in connection with the use, occupancy, or maintenance of the Premises, instruments, actions or rights in action and all intangible property and rights relating to the Premises.

GRANTING CLAUSE FIVE

All accounts receivable, insurance policies, contract rights, interests, rights under all oil, gas and mineral leases and agreements and all benefits arising therefrom, and all other claims, both at law and in equity, relating to the Premises, which Grantor now has or may hereafter acquire.

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GRANTING CLAUSE SIX

All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire in any and all awards or payments relating to the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including, but not limited to, all awards resulting from a change of grade of any street and awards for severance damages, together, in all cases, with all interest thereon.

GRANTING CLAUSE SEVEN

All proceeds of, and any unearned premiums on, insurance policies covering all or any part of the Premises, including, but not limited to, the right to receive and apply the proceeds of all insurance or judgments related to the Premises, or settlements made in lieu thereof.

GRANTING CLAUSE EIGHT

All estate, interest, right, title and other claim or demand which Grantor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including, but not limited to, damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.

GRANTING CLAUSE NINE

All deposits or other security or advance payments, including, but not limited to, rental payments, made by or on behalf of Grantor to others in connection with the Obligations or the ownership or operation of all or any part of the Premises, including, but not limited to, any such deposits or payments made with respect to (a) Impositions (as hereinafter defined),(b) insurance policies, (c) utility service, (d) cleaning, maintenance, repair or similar services, (e) refuse removal or sewer service, (f) rental of equipment, if any, used by or on behalf of Grantor, and (g) parking or similar services or rights.

GRANTING CLAUSE TEN

All remainders, reversions or other estates in the Premises or any part thereof.

GRANTING CLAUSE ELEVEN

All management contracts, permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, now or hereafter issued or in any way furnished for the acquisition, construction, development, operation and/or use of the Land, the Improvements or the Leases, including, but not limited to, building permits, environmental certificates, licenses, certificates of operation or occupancy, warranties and guaranties, except, in each case, to the extent that such mortgage, grant, assignment, transfer or pledge is restricted by the terms of such management contract, permit, certificate, license, approval, contract, entitlement or authorization and such restriction is enforceable under applicable law.

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GRANTING CLAUSE TWELVE

All right, title and interest of Grantor in and to (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Grantor thereunder, including all rights to all security or other deposits, (2) all guarantees of the obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption.

GRANTING CLAUSE THIRTEEN

All right, title and interest of Grantor in and to all options to purchase the Premises or any portion thereof or interest therein or in and to any greater estate in the Premises owned or hereafter acquired by Grantor and the right to exercise the benefits of any options or rights of first refusal, to give consents and to receive monies payable to Grantor thereunder and in connection therewith.

GRANTING CLAUSE FOURTEEN

All right, title and interest of Grantor in and to all easements, roads, streets, ways, sidewalks, alleys, passages, sewer rights, other utility rights, encroachment rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or arising under easement agreements, declarations, reciprocal easement agreements or other instruments, benefitting the Land or Improvements whether now or hereafter existing.

GRANTING CLAUSE FIFTEEN

All proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing, including, but not limited to, personal property acquired with cash proceeds.

WITH RESPECT to any portion of the Secured Property (as hereinafter defined) which is not real estate under the laws of the State in which the Secured Property is located, Grantor hereby grants a security interest in the same to Beneficiary for the purposes set forth hereunder and the references above to Trustee shall be deemed to also include Beneficiary with respect to such portion of the Secured Property and Beneficiary shall also be vested with all rights, power and authority granted hereunder or by law to Trustee with respect thereto.

TO HAVE AND TO HOLD the above granted and described Secured Property unto and to the use and benefit of Trustee and its successors and assigns in fee simple forever for the benefit of Beneficiary and the successors and assigns of Beneficiary forever.

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IN TRUST, WITH POWER OF SALE, to secure the payment and performance to Beneficiary of the Obligations at the time and in the manner provided for its payment and performance in the Note, this Deed of Trust and in the other Obligations;

PROVIDED, HOWEVER, these presents are upon the express condition, if Grantor shall well and truly pay and perform to Beneficiary the Obligations at the time and in the manner provided in the Note, this Deed of Trust and in the other Obligations and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note, the Obligations and in the other Loan Instruments, then this Deed of Trust shall be released and cancelled of record;

DEFINITIONS AND INTERPRETATION

As used in this Deed of Trust, the following terms shall have the meanings specified below:

“Assignment” shall mean the Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Grantor, as assignor, to Beneficiary, as assignee.

“Beneficiary’s Architect” shall mean a licensed architect or registered engineer approved by Beneficiary.

“Code” shall mean the Uniform Commercial Code of the State.

“Condemnation Proceedings” shall have the meaning set forth in Section 1.07A.

“Debt Coverage Ratio” shall mean, for any period, a fraction, the numerator of which shall equal the projected net operating income of the Secured Property for such period less a replacement reserve amount equal to $200 per unit per year, and the denominator of which shall equal the aggregate of the principal and interest for such period utilizing a thirty (30) year amortization schedule. Such calculation shall be as determined by Beneficiary.

“Environmental Claim” shall mean any asserted claim or demand, of any kind or nature, by any Person, for any actual or alleged Environmental Damage, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise.

“Environmental Damage” shall mean any and all claims, judgments, damages (including consequential and punitive damages), losses, penalties, interest, fines, liabilities (including strict liability), obligations, responsibilities, encumbrances, liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’, experts’ and consultants’ fees and disbursements, including:

(a)	those relating to any investigation, defense or settlement of any claim, suit, administrative proceeding or investigation of any kind or any directive of any Governmental Agency (as hereinafter defined);

WCSR 7692675	Deed of Trust Loan No. 374-0470

(b)	those relating to damages for personal injury, or injury to property including natural resources, occurring in, on, under or about the Secured Property, including lost profits and the cost of demolition and rebuilding of any improvements on real property;

(c)	diminution in the value of the Secured Property, and damages for the loss, or restriction on the use or adverse impact on the marketing, of the Secured Property or any part thereof;

(d)	loss of the priority of the lien of this Deed of Trust due to the imposition of a lien against the Secured Property; and

(e)	those incurred in connection with the investigation, cleanup, remediation, removal, abatement, containment, closure, restoration, monitoring work or other cure of any violation of an Environmental Requirement required by any Governmental Agency or reasonably necessary to make full economic use of the Secured Property or in connection with any other property, including the performance of any pre-remedial studies and investigations and post remedial monitoring and cure, or any action to prevent a Release or threat of Release or to minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or the environment.

“Environmental Requirements” shall mean any and all Legal Requirements (as hereinafter defined) relating to the protection of the environment, health or safety, including:

(a)	all Legal Requirements pertaining to reporting, licensing, permitting, investigation, remediation or removal of, or pertaining to Releases or threatened Releases of, Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including Releases or threatened Releases into the air, soil, surface water, ground water or land;

(b)	all Legal Requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and

(c)	all Legal Requirements pertaining to industrial hygiene or the protection of the health and safety of employees or the public.

“ERISA” shall have the meaning set forth in Section 2.12.

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“Event of Default” shall have the meaning set forth in Section 3.01.

“Governmental Agency” shall mean any government, quasi-governmental or government sponsored enterprise, legislative body, commission, board, regulatory authority, bureau, administrative or other agency, court, arbitrator, grand jury or any other public body or entity or instrumentality, whether domestic, foreign, federal, state, county or municipal.

“Guarantor,” shall mean any guarantor of all or any portion of the Obligations and any indemnitor (other than Grantor) under the Environmental Indemnity Agreement of even date herewith, executed by Grantor and such indemnitor in favor of Beneficiary or any subsequent Environmental Indemnity Agreement or similar agreement executed by Grantor and an indemnitor in favor of Beneficiary and such term shall include, without limitation, the Limited Guarantor (as hereinafter defined).

“Hazardous Materials” shall mean any substance:

(a)	the presence of which requires notification, investigation or remediation under any Environmental Requirement;

(b)	which is or becomes designated, defined, classified or regulated as “hazardous”, “toxic”, “noxious”, “waste”, “pollutant”, “contaminant” or other similar term, or which requires remediation or is regulated under any present or future Environmental Requirement, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), Federal Environmental Pesticide Control Act (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Federal Safe Drinking Water Act (42 U.S.C. Sections 300(f), et seq.), and the State Environmental Laws described in the Special State Provisions of Article VI below;

(c)	which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agency;

(d)	the presence of which on the Secured Property causes or threatens to cause a nuisance relating to the Secured Property or adjacent properties or poses or threatens to pose a hazard relating to the Secured Property or adjacent properties or to the health or safety of Persons on or about the Secured Property or adjacent properties;

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(e)	which contains asbestos, gasoline, diesel fuel or other petroleum hydrocarbons, volatile organic compounds, polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation;

(f)	which contains or emits radioactive particles, waves or material, including radon gas; or

(g)	which is or constitutes a part of an underground storage tank.

“Hazardous Material Claims” shall have the meaning set forth in Section 1.05E(4).

“Impositions” shall have the meaning set forth in Section 1.02A.

“Improvements” shall have the meaning set forth in Granting Clause Two.

“Increased Rate” shall have the meaning set forth in the Note.

“Indemnified Claims” shall have the meaning set forth in Section 1.05E(1).

“Land” shall have the meaning set forth in Granting Clause One.

“Lease” and “Leases” shall have the respective meanings set forth in Section 1.08A.

“Legal Requirements” shall mean all present or future laws, statutes, permits, approvals, plans, authorizations, guidelines, franchises, ordinances, restrictions, orders, rules, codes, regulations, judgments, decrees, injunctions or requirements of all Governmental Agencies or any officers thereof, including any Board of Fire Underwriters.

“Lessee” shall have the meaning set forth in Section 1.08A.

“Limited Guarantor” shall mean collectively, Trade Street Operating Partnership, LP and Trade Street Residential, Inc.

“Loan” shall mean the mortgage loan evidenced by the Note and secured by this Deed of Trust.

“Loan Instruments” shall mean the Note, this Deed of Trust, the Assignment and each other instrument now or hereafter given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed by Grantor in connection with the Loan.

“Make-Whole Amount” shall have the meaning set forth in the Note.

“Maturity Date” shall have the meaning set forth in the Note and which is also reflected in Article VI hereof.

“Non-Recourse Exceptions” shall have the meaning set forth in Section 5.18.

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“Note” shall have the meaning set forth in the second introductory paragraph of this Deed of Trust.

“Obligations” shall mean and include all indebtedness, obligations, covenants, agreements and liabilities of Grantor to Beneficiary, including all obligations to pay interest, the Make-Whole Amount and all charges and advances, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, pursuant to or arising out of or in connection with the Note, this Deed of Trust, the Assignment or any other Loan Instrument, all modifications, extensions and renewals of any of the foregoing and all expenses and costs of collection or enforcement, including reasonable attorneys’ fees and disbursements incurred by Beneficiary in the collection or enforcement of any of the Loan Instruments or in the exercise of any rights or remedies pursuant to the Loan Instruments or applicable law.

“Partial Foreclosure” shall have the meaning set forth in Section 4.01B.

“Person” shall mean a corporation, a limited or general partnership, a limited liability company or partnership, a joint stock company, a joint venture, a trust, an unincorporated association, a Governmental Agency, an individual or any other entity similar to any of the foregoing.

“Personal Property” shall have the meaning set forth in Granting Clause Two.

“Premises” shall have the meaning set forth in Granting Clause Two.

“Proceeds” shall have the meaning set forth in Section 1.03F(2).

“Rents” shall mean all rents, issues, profits, cash collateral, royalties, income and other benefits derived from the Secured Property or any part thereof, including, without limitation, benefits accruing from all present and future leases and agreements, including, without limitation, oil, gas and mineral leases and agreements.

“Rent Roll” shall mean the rent roll for the Secured Property attached to the Rent Roll Certification.

“Rent Roll Certification” shall mean the certification dated of even date executed by Grantor in favor of Beneficiary certifying facts with respect to the Rent Roll.

“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

“Reserve Deposit Agreement” shall mean that certain Reserve Deposit Agreement of even date herewith between Beneficiary and Grantor, as amended from time to time.

“Secured Property” shall mean the Premises, the Personal Property and all other rights and interests described in the Granting Clauses of this Deed of Trust.

WCSR 7692675	Deed of Trust Loan No. 374-0470

“State” shall mean the State, Commonwealth or territory in which the Land is located.

“Transfer” shall have the meaning set forth in Section 1.11B.

As used in this Deed of Trust (a) words such as “herein”, “hereof”, “hereto”, “hereunder” and “hereby” or similar terms refer to this Deed of Trust as a whole and not to any specific Section or provision hereof; (b) wherever the singular or plural number or the masculine, feminine or neuter gender is used, it shall include each other number or gender; and (c) the word “including” shall mean “including, without limitation,” and the word “includes” shall mean “includes, without limitation.”

ARTICLE I

COVENANTS AND AGREEMENTS

Grantor hereby covenants and agrees as follows:

1.01 Payment, Performance and Security. Grantor shall pay when due the amount of, and otherwise timely perform, all Obligations.

This Deed of Trust shall secure all Obligations.

1.02 Payment of Taxes, Assessments, etc.

1.02A. Impositions. Grantor shall pay prior to delinquency, before any fine, penalty, interest or cost for the nonpayment thereof may be added thereto, and without any right of offset or credit against any interest or other amounts payable to Beneficiary pursuant to this Deed of Trust or on the Note, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault taxes or charges, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including penalties, interest costs and charges accrued or accumulated thereon), which at any time may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof, or any appurtenance thereto (all of the foregoing collectively, “Impositions” and individually, an “Imposition”).

1.02B. Installments. Notwithstanding anything to the contrary contained in Section 1.02A , if by law any Imposition, at the option of the taxpayer, may be paid in installments, and provided interest shall not accrue on the unpaid balance of such Impositions, Grantor may exercise the option to pay the same in installments and, in such event, shall pay such installments as the same become due and before any fine, penalty, interest or cost may be added thereto.

1.02C. Receipts. Grantor, upon request of Beneficiary, will furnish to Beneficiary within ten (10) days before the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment thereof.

WCSR 7692675	Deed of Trust Loan No. 374-0470

1.02D. Evidence of Payment. The bill, certificate or advice of nonpayment, issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition), of the nonpayment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Grantor shall pay Beneficiary, on demand, all charges, costs and expenses of every kind including each tax service search fee or charge incurred by Beneficiary at any time or times during the term of this Deed of Trust in connection with obtaining evidence satisfactory to Beneficiary that the payment of all Impositions is current and that there is no Imposition due and owing or which has become or given rise to a lien on the Secured Property or any part thereof or any appurtenance thereto.

1.02E. Payment by Beneficiary. If Grantor shall fail to pay any Imposition in accordance with the provisions of this Section 1.02, Beneficiary, at its option and at such time as it may elect, may pay such Imposition, but shall be under no obligation to do so. Grantor will repay to Beneficiary, on demand, any amount so paid by Beneficiary, with interest thereon at the Increased Rate from the date of such payment by Beneficiary to the date of repayment by Grantor. This Deed of Trust shall secure each such amount and such interest.

1.02F. Change in Law. In the event of the passage after the date of this Deed of Trust of any law deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Deed of Trust or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then, and in such event, Grantor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or the Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Deed of Trust or otherwise, Beneficiary may, at its option, declare all Obligations secured by this Deed of Trust, with interest thereon, to be immediately due and payable, or Beneficiary may, at its option, pay that amount or portion of such taxes as renders the Loan or the Obligations unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of such taxes.

1.02G. Joint Assessment. Grantor shall not suffer, permit or initiate the joint assessment of the Premises and the Personal Property, or any other procedure whereby personal property taxes and real property taxes shall be assessed, levied or charged to the Secured Property as a single lien.

1.02H. Permitted Contests. Notwithstanding anything herein to the contrary, if, and for so long as, Grantor is not in default pursuant to any of the Loan Instruments, Grantor shall have the right to contest the amount or the validity, in whole or in part, of any Imposition, by appropriate proceedings diligently conducted in good faith and without cost or expense to Beneficiary. Subject to the provisions of Section 1.02I and provided Grantor is in compliance with the provisions of the next sentence, Grantor may postpone or defer payment of such Imposition if Grantor, on or before the due date thereof, shall (1) deposit or cause to be deposited with Beneficiary a surety bond issued by a surety company of recognized responsibility

WCSR 7692675	Deed of Trust Loan No. 374-0470

acceptable to Beneficiary, guaranteeing and securing the payment in full of such Imposition, pending the determination of such contest, (2) deposit or cause to be deposited with Beneficiary an amount equal to one hundred (100%) percent of such Imposition or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep on deposit at all such times an amount equal to one hundred (100%) percent of the Imposition remaining unpaid, or (3) furnish or cause to be furnished to Beneficiary other security reasonably satisfactory to Beneficiary. If such deposit is made or such security furnished and Grantor continues in good faith to contest the validity of such Imposition by appropriate legal proceedings which shall operate to prevent the collection of such Imposition so contested, the imposition of interest, fines or other penalties with respect to such Imposition and the sale of the Secured Property or any part thereof to satisfy such Imposition, Grantor shall have no obligation to pay such Imposition until such time as it has been finally determined to be a valid, due and payable Imposition. Upon termination of any such proceeding, or at any earlier time that Grantor shall have been adjudicated liable for the payment of such Imposition, Grantor shall pay in full the amount of such Imposition or part thereof as shall have been finally determined in such proceeding, together with all liabilities in connection therewith. Beneficiary shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this Section 1.02H to payment of any unpaid Imposition. However, Beneficiary shall not have any liability for application of, or failure to apply, any amount so deposited, except for Beneficiary’s intentional and willful failure to apply a deposited amount after Grantor shall have notified Beneficiary of such final decision and Grantor or the Person making such deposit shall have requested in writing the application of such amount to the payment of the particular Imposition with respect to which it was deposited. Beneficiary shall repay to Grantor, or as directed by Grantor, the remainder of any such deposit after payment in full of the related Imposition, unless Grantor shall be in default pursuant to any of the Loan Instruments. If a default then exists, Beneficiary may, in its discretion, apply all or any part of such remainder to the curing of such default. After the curing of all such defaults (and the payment in full of all then due and payable Impositions), Beneficiary shall pay the remainder of such surplus, if any, to Grantor.

1.02I. No Lease Default. If contesting the validity or amount of any Imposition shall cause a breach of any of the terms, conditions or covenants required to be performed by Grantor as lessor under any Lease, Grantor shall not have the right to contest the same as provided in Section 1.02H, and Grantor shall pay such Imposition pursuant to Section 1.02A.

1.03 Insurance.

1.03A. All Risk Coverage. Grantor, at its sole cost and expense, shall keep the Improvements and the Personal Property insured against loss or damage by fire and against loss or damage by other risks now covered by “All Risk” or “Special Perils” insurance, in form and substance satisfactory to Beneficiary, and in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation and with such other deductibles, if any, as are satisfactory to Beneficiary, in its discretion. Such insurance shall include an endorsement for demolition and increased cost of construction and an agreed amount endorsement for the estimated replacement cost. Grantor’s “All Risk” or “Special Perils” insurance policy shall not exclude from coverage any loss arising from the perils of terrorist acts

WCSR 7692675	Deed of Trust Loan No. 374-0470

or, in the alternative, Grantor shall maintain a separate insurance policy covering terrorist acts and, in either case, the coverage for damage caused by terrorist acts shall be on a 100% replacement cost basis with a deductible acceptable to Beneficiary and shall include rent and/or business income interruption insurance coverage of not less than twelve (12) months (such insurance coverage shall be referred to herein as “Terrorism Insurance”). Grantor’s Terrorism Insurance coverage may be part of a blanket insurance policy provided that the blanket coverage (i) is acceptable to Beneficiary, in its discretion, (ii) contains an endorsement to the policy showing Beneficiary as a certificate holder and additional insured and (iii) contains a specific allocation of value and deductible related to the coverage on the property to be encumbered by the Deed of Trust and provides that such value and deductible may not be affected by any claims or other matters related to the other properties covered by the blanket policy.

1.03B. Additional Coverage. Grantor, at its sole cost and expense, shall at all times also maintain:

(1) Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Secured Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance satisfactory to Beneficiary;

(2) Rent and/or business income interruption insurance in an amount not less than twenty-four (24) months aggregate rentals, including minimum rentals, escalation charges, percentage rents (based on sales projections acceptable to Beneficiary) and other additional rentals, and any other amounts payable by tenants and other occupants at the Secured Property pursuant to Leases or otherwise, which amount shall be increased from time to time upon the leasing of space at the Secured Property or upon each increase in such aggregate rentals;

(3) If the Improvements are located in a flood hazard area, flood insurance on the Improvements and the Personal Property, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation;

(4) Insurance, in such amounts as Beneficiary shall from time to time require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Secured Property; and

(5) Such other insurance and any replacements, substitutions or additions thereto as shall at any time be required by Beneficiary against other insurable hazards, including war risk, terrorism, nuclear reaction or radioactive contamination, each in such amount as Beneficiary shall determine.

1.03C. Separate Insurance. Grantor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Grantor may, however, effect for its own account any insurance not required pursuant to the provisions of this Deed of Trust, but any such insurance effected by Grantor on the Secured

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Property, whether or not required pursuant to this Section 1.03, shall be for the mutual benefit of Grantor and Beneficiary, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.03.

1.03D. Insurers; Policies. All insurance provided for in this Section 1.03 shall be effected under valid and enforceable policies issued by financially responsible insurers, rated by A.M. Best as “A” or better and as having a class size of at least “X(10)” and authorized to do business in the State, with deductibles acceptable to Beneficiary and otherwise in form and substance acceptable to Beneficiary. An original copy of all such policies shall be deposited with and held by Beneficiary and shall contain the standard non-contributory mortgagee clause in favor of Beneficiary and a waiver of subrogation endorsement, all in form and content satisfactory to Beneficiary. All such policies shall contain a provision that such policies will not be cancelled or materially amended (including any reduction in the scope or limits of coverage), without at least thirty (30) days’ prior written notice to Beneficiary. Not less than fifteen (15) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 1.03, originals of the policies bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Beneficiary of such payment shall be delivered by Grantor to Beneficiary.

1.03E. Beneficiary’s Right to Secure Coverage. If Grantor fails to furnish to Beneficiary and keep in force the original policies of insurance required by this Section 1.03, Beneficiary, at its option, may procure such insurance, which procurement, at Beneficiary’s further option, may be by the purchase of insurance policies or by the addition of the Secured Property to Beneficiary’s blanket policy. In the event that Beneficiary has exercised either of such options, promptly upon demand by Beneficiary, Grantor (i) will reimburse Beneficiary for all premiums on the policies purchased by Beneficiary or (ii) in the event Beneficiary has added the Secured Property to its blanket policy, will pay to Beneficiary an amount equal to the estimated cost of the insurance coverage which Beneficiary has added to its blanket policy had such coverage been obtained under a separate policy and not under a blanket policy, in either case, with interest thereon at the Increased Rate from the date Beneficiary pays such premiums to the date Grantor repays such premiums to Beneficiary in full. Until they are so repaid, this Deed of Trust shall secure the amount of such premiums and interest.

1.03F. Damage or Destruction. Upon the occurrence of any damage or casualty to the Secured Property or any part thereof, the following shall apply:

(1) Grantor shall give Beneficiary written notice of such damage or casualty as soon as possible, but not later than ten (10) days from the date such damage or casualty occurs.

(2) All proceeds of insurance (“Proceeds”) paid or to be paid pursuant to any of the policies maintained pursuant to this Deed of Trust shall be payable to Beneficiary. Grantor hereby authorizes and directs any affected insurer to make payment of the Proceeds directly to Beneficiary. Beneficiary may commingle, with other monies in Beneficiary’s possession, all Proceeds received by Beneficiary. All such Proceeds shall constitute additional security for the Obligations and Grantor shall not be entitled to the payment of interest thereon. Beneficiary may settle, adjust or compromise all claims for loss, damage or destruction pursuant

WCSR 7692675	Deed of Trust Loan No. 374-0470

to any policy or policies of insurance; provided, however, that (i) if no Event of Default has occurred which continues beyond any applicable grace or cure period, (ii) Grantor complies with all other restoration requirements set forth in this Deed of Trust, and (iii) the proceeds of insurance are less than $200,000.00, then Grantor shall be entitled to settle, adjust or compromise such claim and such insurance proceeds shall be disbursed directly to Grantor for purposes of application to the restoration instead of being held by Beneficiary for disbursement, and Grantor covenants and agrees promptly to commence and complete such restoration, and use such proceeds to pay for such restoration.

(3) Beneficiary shall have the option, in its discretion, and without regard to the adequacy of its security hereunder, of applying all or part of the Proceeds to (a) the Obligations, whether or not then due, in such order as Beneficiary shall determine, (b) the repair or restoration of the Secured Property, (c) reimburse Beneficiary for its costs and expenses in connection with the recovery of the Proceeds, or (d) any combination of the foregoing.

(4) Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Secured Property as provided in Section 1.05 or restoring all damage or destruction to the Secured Property, regardless of whether there are Proceeds available or whether the Proceeds are sufficient in amount, and the application or release by Beneficiary of any Proceeds shall not cure or waive any Event of Default or notice of default pursuant to this Deed of Trust or invalidate any act done pursuant to such notice.

1.03G. Transfer of Interest in Policies. In the event of the foreclosure of this Deed of Trust or other transfer of title or assignment of the Secured Property in payment and performance, in whole or in part, of the Obligations, all right, title and interest of Grantor in and to all policies of insurance required by this Section 1.03 shall inure to the benefit of, and pass to the purchaser or grantee of the Secured Property. If, prior to Beneficiary’s receipt of the Proceeds, the Secured Property shall have been sold through the foreclosure of this Deed of Trust or other similar proceeding, Beneficiary shall have the right to receive the Proceeds to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, together with interest thereon at the Increased Rate, plus attorney’s fees and other costs and disbursements incurred by Beneficiary in connection with the collection of the Proceeds and in establishing the amount of and collecting the deficiency. Grantor hereby assigns, transfers and sets over to Beneficiary all of the Grantor’s right, title and interest in and to said sum. The balance, if any, shall be paid to Grantor, or as otherwise required by law.

1.03H. Grantor’s Use of Proceeds.

(1) Notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03(H)(4), in the event of any destruction to the Secured Property by fire or other casualty of not more than twelve (12) apartment units contained in the Improvements, the Proceeds shall be made available to Grantor for repair and restoration, after deducting therefrom and payment to Beneficiary of an amount equal to Beneficiary’s costs in connection with collection, review and disbursement of the Proceeds of such damage or casualty, provided that:

WCSR 7692675	Deed of Trust Loan No. 374-0470

(a) The Proceeds are deposited with Beneficiary;

(b) No Event of Default shall have occurred and be continuing under the terms of any of the Loan Instruments;

(c) The insurer does not deny liability to any named insured;

(d) Beneficiary is furnished with, and has approved (i) a complete, final set of plans and specifications for the work to be performed in connection with the repair or restoration, (ii) an estimate of the cost of repair and restoration, and (iii) a certificate of Beneficiary’s Architect as to such costs;

(e) The value, quality and condition of the Secured Property so repaired or restored shall be at least equal to that of the Secured Property prior to such damage or casualty;

(f) Grantor furnishes Beneficiary with evidence reasonably satisfactory to Beneficiary that all Improvements so repaired or restored and their use shall fully comply with all applicable (i) easements, covenants, conditions, restrictions or other private agreements or instruments of record affecting the Secured Property and (ii) Legal Requirements;

(g) If the estimated cost of such repair or restoration exceeds the Proceeds available, Grantor shall (i) furnish a bond of completion or provide other evidence satisfactory to Beneficiary of Grantor’s ability to pay such excess costs, or (ii) deposit with Beneficiary additional funds equal to such excess;

(h) Beneficiary shall have received written notice of damage or casualty from Grantor within ten (10) business days from the date of such damage or casualty, which notice shall state the date of such damage or casualty, and shall contain a request to Beneficiary to make the Proceeds available to Grantor;

(i) Beneficiary shall have received a report or proof of claim from the insurer describing the damage or casualty and the insurer’s payment therefor;

(j) During and after the repair and restoration period, the aggregate monthly net income pursuant to rent or business income insurance and/or pursuant to all Leases remaining in full force and effect shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid on the Obligations, as well as all payments for taxes and insurance required pursuant to Section 1.04, as estimated by Beneficiary; and

(k) the Debt Coverage Ratio is not less than 1.20x.

(2) Beneficiary shall disburse the Proceeds during the course of repair or restoration upon (a) the certification of Beneficiary’s Architect as to the cost of the work done, (b) the conformity, as determined by Beneficiary, of the work to plans and specifications approved by Beneficiary, and (c) receipt of evidence of a title insurance company acceptable to

WCSR 7692675	Deed of Trust Loan No. 374-0470

Beneficiary that there are no liens arising out of the repair or restoration or otherwise. Notwithstanding the above, a portion of the Proceeds may be released prior to the commencement of repair or restoration to pay for items approved by Beneficiary in its discretion. Subject to satisfaction of the foregoing conditions, Beneficiary shall make such disbursements within ten (10) business days after a written request by Grantor. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of the Proceeds remaining with Beneficiary must be at least sufficient to pay for the cost of completion of the work (as estimated by Beneficiary in its discretion), free and clear of liens. Beneficiary shall make final payment after receipt of a certification of Beneficiary’s Architect confirming the completion of the work in accordance with plans and specifications approved by Beneficiary.

(3) At its option, Beneficiary shall (a) return to Grantor the balance of the Proceeds after full disbursement in accordance with Sections 1.03H(1) and (2), or (b) apply such balance to the Obligations, whether or not then due, in such order as Beneficiary shall determine.

(4) In all cases in which any destruction of the Secured Property by fire or other casualty occurs during the last twelve (12) months prior to the Maturity Date, or in Beneficiary’s judgment, Grantor is not proceeding with the repair or restoration in a manner that would entitle Grantor to have the Proceeds disbursed to it, or for any other reason Beneficiary determines in its judgment that Grantor shall not be entitled to the Proceeds pursuant to the terms of this Deed of Trust, Beneficiary shall have the options set forth in Section 1.03 F(3).

(5) Under no circumstances shall Beneficiary become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to repair or restore the Secured Property.

1.04 Escrow Payments. To further secure the Obligations as to payment of the Impositions (as set forth in Section 1.02) and premiums for insurance (as set forth in Section 1.03), Grantor will pay to Beneficiary, or its designee, on the due date of each monthly installment of principal and/or interest pursuant to the Note, a sum equal to the Impositions and insurance premiums next due on the Secured Property, all as estimated by Beneficiary, less all sums already paid with respect to the Impositions and insurance premiums for such period, divided by the number of months to elapse before one month prior to the date when such Impositions and insurance premiums shall become due and payable. Beneficiary or its designee shall hold all payments without any obligation for the payment of interest thereon to Grantor and free of all liens or claims on the part of creditors of Grantor and as a part of the Secured Property. Beneficiary or its designee shall use such payments to pay current Impositions and insurance premiums, as the same accrue and are payable. Such payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Beneficiary, or its designee. If at any time and for any reason Beneficiary determines that such payments are insufficient to pay the Impositions and insurance premiums in full as they become payable, Grantor will pay to Beneficiary or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Beneficiary or its designee to so pay such Impositions and insurance premiums in full. Grantor shall furnish Beneficiary with the bills therefor within sufficient time to enable Beneficiary or its designee to pay the Impositions and

WCSR 7692675	Deed of Trust Loan No. 374-0470

insurance premiums before any penalty attaches and before any policy lapses. Upon any default in the provisions of any Loan Instrument, Beneficiary may, at its discretion and without regard to the adequacy of its security hereunder, apply any unused portion of such payments to the payment of the Obligations in such manner as it may elect. Transfer of legal title to the Secured Property shall automatically transfer to the new owner any then remaining rights of Grantor in all sums held by Beneficiary pursuant to this Section 1.04.

1.05 Care and Use of the Premises.

1.05A. Maintenance and Repairs. Grantor, at its sole cost and expense, shall (1) take good care of the Secured Property and the sidewalks and curbs adjoining the Secured Property and keep the same in good order and condition, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any waste of the Secured Property, and (4) not do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.

1.05B. Standard of Repairs. The necessity for and adequacy of repairs to the Secured Property pursuant to Section 1.05A shall be measured by the standard which is appropriate for a first class apartment complex and related facilities of similar construction and type located in the Durham, North Carolina area. Further, Grantor shall make all repairs necessary to avoid any structural damage to the Improvements and to keep the Secured Property in a proper condition for its intended use. When used in this Section 1.05, the terms “repair” and “repairs” shall include all necessary renewals and replacements. Grantor shall make all repairs with new, first-class materials and in a good, substantial and workerlike manner which shall be equal or better in quality and class to the original work.

1.05C. Removal of Equipment. Grantor shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Grantor will promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Improvements, Grantor shall not be required to replace same. The security interest of this Deed of Trust shall cover all such replacement equipment.

1.05D. Compliance With Laws and Insurance. Grantor shall promptly comply with any and all applicable Legal Requirements including maintaining the Secured Property in compliance with all Legal Requirements. Grantor shall not bring or keep any article upon the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Grantor on or with respect to any part of the Secured Property. Grantor shall do all other acts, which from the character or use of the Secured Property may be necessary to protect the Secured Property. Upon request of Beneficiary, Grantor shall furnish to Beneficiary a copy of any license, permit or approval required by any Governmental Agency with respect to the Secured Property and/or the operations conducted thereon.

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1.05E. Hazardous Materials.

(1) Grantor hereby unconditionally and irrevocably agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, and its directors, officers, policyholders, shareholders, employees, successors (including any successor to Beneficiary’s interest in the chain of title), assigns, agents, attorneys, contractors, subcontractors, experts, licensees, visitors, affiliates, lessees, mortgagees, trustees and invitees, from and against any and all of the following (referred to collectively as the “Indemnified Claims”): all Environmental Damages and Environmental Claims that may be incurred by, imposed upon, or asserted against, any Person indemnified hereunder, arising out of, related to, or in connection with:

(a) the presence of Hazardous Materials in, on, under or about or the Release or threatened Release of any Hazardous Materials to or from (i) the Secured Property or (ii) any other property legally or beneficially owned (or any interest or estate which is owned) by Grantor, regardless of whether or not the presence of such Hazardous Materials arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Grantor or any other Person,

(b) the violation or alleged violation of any Environmental Requirement affecting or applicable to the Secured Property or any activities thereon, regardless of whether or not the violation of such Environmental Requirement arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Grantor or any other Person,

(c) the breach of any warranty or covenant or the inaccuracy of any representation contained in the Loan Instruments pertaining to Hazardous Materials or other environmental matters, including the covenants contained in Sections 1.05E(2), (3), (4) and (5) and the representations and warranties contained in Sections 1.05E(4) and 2.03C and D,

(d) the transport, treatment, recycling, storage or disposal or arrangement therefor, of any Hazardous Material to, at or from the Secured Property, or

(e) the enforcement or attempted enforcement of this indemnity.

Grantor’s obligations pursuant to the foregoing indemnity shall include the burden and expense of (x) defending against all Indemnified Claims, even if such Indemnified Claims are groundless, false or fraudulent, (y) conducting all negotiations of any description with respect to the Indemnified Claims, and (z) paying and discharging any and all Indemnified Claims, when and as the same become due, against or from Beneficiary or any other Person indemnified pursuant to this Section 1.05E(1). Grantor’s obligations under this Section 1.05E(1) shall survive (i) the repayment of all sums due under the Note; (ii) the release of the Secured Property or any portion thereof from the lien of this Deed of Trust; (iii) the reconveyance of or foreclosure under this Deed of Trust (notwithstanding that all or a portion of the obligations secured by this Deed of

WCSR 7692675	Deed of Trust Loan No. 374-0470

Trust shall have been discharged thereby); (iv) the acquisition of the Secured Property by Beneficiary; and/or (v) the transfer of all of Beneficiary’s rights in and to the Note and/or the Secured Property.

(2) Grantor shall maintain the Secured Property in compliance with, and shall not cause or permit the Secured Property to be in violation of, any applicable Environmental Requirements. Grantor shall not, and shall not permit any lessee or occupant of the Secured Property to, use, generate, manufacture, store, maintain, dispose of or permit to exist in, on, under or about the Secured Property any Hazardous Materials, except for the use, storage and disposal (such use, storage and disposal to be in all cases in accordance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in (A) the ordinary course of operating and maintaining a first class apartment complex and/or (B) the ordinary course of tenants’ use of the Secured Property for residential purposes. Grantor shall, at all times, comply fully and in a timely manner, and cause all of its employees, agents, contractors and subcontractors and any other Persons occupying or present on the Secured Property to so comply, with all applicable Environmental Requirements.

(3) Promptly, upon the written request of Beneficiary, but not more frequently than once per year, Grantor shall provide Beneficiary, at Grantor’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Beneficiary and in a form acceptable to Beneficiary, assessing the presence or absence of any Hazardous Materials and the potential costs in connection with the abatement, cleanup or removal of any Hazardous Materials found in, on, under or about the Secured Property. Grantor shall cooperate in the conduct of such site assessment or environmental audit.

(4) Grantor represents and warrants that, except as may be described in that certain Phase I Environmental Site Assessment Report prepared by SES Environmental, Inc. dated April 22, 2013 (the “Environmental Report”), (a) no enforcement, cleanup, removal or other governmental or regulatory action has, at any time, been instituted, contemplated or threatened against Grantor, or to its best knowledge, the Secured Property, pursuant to any Environmental Requirements; (b) to the best of its knowledge, no violation or noncompliance with any Environmental Requirements has occurred with respect to the Secured Property at any time; (c) to the best of its knowledge, no claims have, at any time, been made or threatened by any third party against the Secured Property or against Grantor with respect to the Secured Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in this Section 1.05E(4) (a), (b) and (c) are herein referred to as “Hazardous Materials Claims”). Grantor shall promptly advise Beneficiary, in writing, if any Hazardous Materials Claims are hereafter asserted, or if Grantor obtains knowledge of any Release of any Hazardous Materials in, on, under or about the Secured Property.

(5) Without Beneficiary’s prior written consent, Grantor shall not (a) take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Secured Property, or (b) enter into any settlement agreement, consent decree or other compromise in respect of any such Hazardous Materials or any Hazardous Material Claims. However, Beneficiary’s prior consent shall not be necessary in the event that the presence of any

WCSR 7692675	Deed of Trust Loan No. 374-0470

Hazardous Materials in, on, under or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Beneficiary’s consent before taking such action. In such event, Grantor shall notify Beneficiary as soon as practical of any action so taken. Beneficiary shall not withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Grantor establishes to the satisfaction of Beneficiary that there is no reasonable alternative to such remedial action which would result in less impairment to the Secured Property, or (c) Grantor establishes to the reasonable satisfaction of Beneficiary that such remedial action is required by Environmental Requirements.

(6) Beneficiary, if it so elects, shall have the right to join and participate as a party in any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claim and, in such case, Grantor shall pay all of Beneficiary’s attorneys’ fees and expenses incurred in connection therewith.

1.05F. Compliance With Instruments of Record. Grantor shall promptly perform and observe, or cause to be performed and observed, all terms, covenants and conditions of all instruments of record affecting the Secured Property, non-compliance with which may affect the priority of the lien of this Deed of Trust, or which may impose any duty or obligation upon Grantor or any lessee or other occupant of the Secured Property or any part thereof. Grantor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Secured Property.

1.05G. Alteration of Secured Property. Grantor shall not demolish, remove, construct, restore, add to or alter any portion of the Secured Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration in an amount greater than $100,000.00 in any calendar year, without Beneficiary’s prior written consent, except for (1) initial tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease approved by Beneficiary in writing, and (2) ordinary, non-structural maintenance work.

1.05H. Parking. Grantor shall comply with all Legal Requirements for parking and shall grant no parking rights in the Secured Property other than those provided for in existing Leases, except with Beneficiary’s prior written consent, not to be unreasonably withheld. The Secured Property shall contain at all times not less than the greater of (i) the number of parking spaces required to comply with all covenants, restrictions, easements, Leases and other applicable agreements affecting the Security Property or (ii) the number of parking spaces required to comply with all Legal Requirements. If any part of the automobile parking areas included within the Secured Property is taken by condemnation or such areas are otherwise reduced, Grantor shall provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such additional parking facilities, if required, must be assignable and must be otherwise in form and substance satisfactory to Beneficiary. Before entering into any such lease or other contract for additional parking, Grantor will furnish to Beneficiary satisfactory assurance of the completion of such facilities free of all liens and in conformity with all Legal Requirements.

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1.05I. Entry on Secured Property. Beneficiary or its representatives may enter upon and inspect the Secured Property at all reasonable times; provided that as long as no Event of Default or emergency then exists, any such inspection shall only occur after reasonable notice has been given to Grantor (which notice may be given by telephone or email).

1.05J. No Consent to Alterations or Repairs. Nothing contained in this Deed of Trust shall in any way constitute the consent or request of Beneficiary, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Secured Property or any part thereof.

1.05K. Preservation of Lien; Mechanic’s Liens. Grantor shall do or cause to be done everything necessary so that the lien of this Deed of Trust shall be fully preserved, at the sole cost of Grantor. Grantor shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom.

1.05L. Use of Secured Property by Grantor. Grantor shall use, or cause to be used, the Secured Property principally and continuously as and for a first-class apartment complex. Grantor shall not use, or permit the use of, the Secured Property or any part thereof, for any other principal use without the prior written consent of Beneficiary. Grantor shall not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Secured Property or any part thereof without in each case obtaining Beneficiary’s prior written consent thereto.

1.05M. Use of Secured Property by Public. Grantor shall not suffer or permit the Secured Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Grantor’s title to the Secured Property or any part thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession, or of any implied dedication to the public of the Secured Property or any part thereof.

1.05N. Management. Management of the Premises shall be satisfactory to Beneficiary and shall be performed by Grantor or a management company approved in writing by Beneficiary and under a management contract satisfactory to Beneficiary, which management contract shall be subject and subordinate to the rights and title of Beneficiary under this instrument.

1.05O. Permitted Contests. If, and for so long as, Grantor is not in default pursuant to any of the Loan Instruments, Grantor shall have the right, after prior notice to Beneficiary, to contest, by appropriate legal proceedings, diligently conducted in good faith and without cost or expense to Beneficiary, the validity or application of any Legal Requirement, subject to the following:

WCSR 7692675	Deed of Trust Loan No. 374-0470

(1) Such contest shall not subject Beneficiary or Grantor to any civil or criminal liability;

(2) By the terms of any such Legal Requirement, compliance therewith pending the prosecution of any such legal proceedings may legally be delayed without incurring (or increasing the risk of incurring) any damage or injury of any kind to the Secured Property or any Person or property and without incurring any lien or charge of any kind against the Secured Property or any fine or penalty against Grantor, Grantor may delay compliance therewith until the final determination of such legal proceedings; and

(3) Such contest shall not cause a breach of any of the terms, conditions or covenants of any Lease or other agreement on Grantor’s part to be performed.

1.06 Financial Information.

1.06A. Financial Statements. Grantor shall keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property. Grantor shall furnish to Beneficiary, at its own expense, within one hundred twenty (120) days after the end of each fiscal year of Grantor and within thirty (30) days after the end of each fiscal quarter of Grantor, including the fiscal year during which the Loan is closed, annual or quarterly audited financial statements, as applicable, prepared and certified by an independent certified public accountant reasonably satisfactory to Beneficiary, in accordance with generally accepted accounting principles relating to real estate consistently applied. Notwithstanding the foregoing, if Grantor is not then in default of any of the Obligations, the quarterly financial statements may be prepared and certified by any officer or other authorized party of Grantor. The annual and quarterly financial statements required hereunder shall include with respect to the Secured Property: (1) a balance sheet, (2) a statement of cash flows, (3) a detailed summary of operations, including, all rents and other income derived from and all operating and capital expenses paid or incurred in connection with the Secured Property and (4) a certified rent roll and other pertinent information regarding the leasing as may be reasonably required by Beneficiary. In addition to such annual financial statements, Grantor shall furnish to Beneficiary such interim statements of financial position and cash flows and such interim summaries of operations and interim rent rolls, including any of the information described in the foregoing clauses (1) through (4), as Beneficiary shall require. As to any Guarantor, and without any expense to Beneficiary, Grantor shall furnish, or cause to be furnished, to Beneficiary, within one hundred twenty (120) days after the end of each fiscal year of each Guarantor and within thirty (30) days after the end of each fiscal quarter of each Guarantor, if any, including the fiscal year during which the Loan is closed, annual or quarterly audited financial statements, (as applicable), for each Guarantor, prepared and certified by an independent, certified public accountant, reasonably satisfactory to Beneficiary, in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, if Grantor is not then in default of any of the Obligations, the quarterly financial statements may be prepared and certified by any officer or other authorized party of Guarantor. The annual and quarterly financial statements required hereunder shall include a balance sheet, a statement of cash flows and a statement of profit and loss. Within forty-five (45) days after the end of each fiscal quarter of Grantor, Grantor shall also deliver the certifications required by Section 5.20 of this Deed of Trust.

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1.06B. Right to Inspect Books and Records. Beneficiary or its representatives shall have the right to examine and make copies of all books and records and all supporting vouchers and data related to the Secured Property at reasonable times upon reasonable written notice to Grantor. Such examination may occur at the Secured Property or at Grantor’s principal place of business and shall be at Grantor’s sole cost and expense at reasonable times upon reasonable written notice to Grantor.

1.07 Condemnation.

1.07A. Beneficiary’s Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, “Condemnation Proceedings”), Beneficiary shall have the right to participate in any such Condemnation Proceedings and all awards or payments (collectively, “Award”) that may be made in any such Condemnation Proceedings are hereby assigned to Beneficiary, and shall be deposited with Beneficiary and applied in the manner set forth in this Section 1.07. Grantor shall give Beneficiary immediate notice of the actual or threatened (in writing) commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including all such Condemnation Proceedings as to severance and consequential damage and change in grade in streets, and will deliver to Beneficiary copies of any and all papers served or received in connection with any Condemnation Proceedings. Notwithstanding the foregoing, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor’s name any action or proceeding relating to any Condemnation Proceedings and to settle or compromise any claim in connection therewith. No settlement for the damages sustained in connection with any Condemnation Proceedings shall be made by Grantor without Beneficiary’s prior written approval, not to be unreasonably withheld. Grantor shall execute any and all further documents that may be required in order to facilitate the collection of each Award.

1.07B. Application of Condemnation Award. (1) If at any time title or temporary possession of the whole or any part of the Secured Property shall be taken in any Condemnation Proceeding or pursuant to any agreement among Grantor, Beneficiary and/or those authorized to exercise the right of condemnation, Beneficiary, in its discretion and without regard to the adequacy of its security hereunder, shall have the right to apply any Award received to payment of the Obligations whether or not due, in such order as Beneficiary shall determine, subject, however, to the limitations on charging the Make-Whole Amount upon the application of insurance proceeds and condemnation awards as set forth on page 3 of the Note in the paragraph which commences with the phrase “Notwithstanding the foregoing”. If all or substantially all of the Secured Property is taken and the amount of the Award received by Beneficiary is not sufficient to pay the then unpaid balance of the Obligations, the balance of the Obligations shall, at the option of Beneficiary, become immediately due and payable and Grantor shall, within ten (10) days after written notice to Grantor that Beneficiary has so applied the Award, pay the difference between such balance and the amount of the Award. “Substantially all of the Secured Property” shall be deemed to have been taken if the balance of the Secured Property, in the reasonable opinion of Beneficiary,(a) cannot be restored to a self-contained and architecturally complete unit or units or (b) the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operating and maintenance expenses.

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(2) Notwithstanding any provision contained herein to the contrary, but subject to the provisions of Section 1.07B(3), if less than Substantially All of the Secured Property shall be taken in a Condemnation Proceeding (except for a taking (a) of more than twelve (12) apartment units contained in the Improvements, (b) of an amount of parking spaces which would cause the Secured Property to be in violation of zoning or other applicable law or Legal Requirements or to be in violation of any covenants, restrictions, easements, Leases and other applicable agreements affecting the Secured Property, and/or (c) that affects access to the Premises or any part thereof from a public right of way), Beneficiary shall, after deducting Beneficiary’s costs in connection with collection, review and disbursement related to the Award and the Condemnation Proceeding, apply the balance of the Award to the cost of restoring, repairing or altering the remaining portion of the Secured Property, subject to the provisions of Section 1.03(H) (which provisions shall apply in all respects except that any reference therein to Proceeds shall be deemed to refer to the Award), and Grantor will promptly restore, repair or alter the remaining Secured Property, subject to the provisions of Section 1.03(H). The provisions of this Section 1.07(B)(2) shall not apply unless Grantor shall furnish to Beneficiary evidence satisfactory to Beneficiary that the Secured Property, as so restored, reconstructed or altered, and its use would fully comply with all Legal Requirements. The balance of the Award so deposited with Beneficiary, after disbursement in accordance with this Section 1.07(B)(2), shall be applied to the payment of the Obligations, whether or not due, in such order as Beneficiary shall determine. The Award and other sums deposited with Beneficiary, until disbursed or applied as provided in this Section 1.07)B)(2), may be commingled with the general funds of Beneficiary, shall constitute additional security for the Obligations, and shall not bear interest.

(3) In all cases in which any taking occurs during the last twelve (12) months prior to the Maturity Date, or in Beneficiary’s judgment, Grantor is not proceeding with the repair or restoration in a manner that would entitle Grantor to have the Award disbursed to it, or for any other reason Beneficiary determines, in its judgment, that Grantor shall not be entitled to the Award pursuant to the terms of this Deed of Trust, Beneficiary, without regard to the adequacy of its security hereunder, shall have the right to apply the Award to payment of the Obligations, whether or not due, in such order as Beneficiary shall determine.

1.07C. Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.07, Beneficiary (to the extent that Beneficiary has not been reimbursed therefor by Grantor) shall be entitled, as a first priority, to reimbursement out of any Award for all reasonable costs, fees, and expenses incurred in the determination and collection of the Award.

1.07D. Existing Obligations. Notwithstanding any taking by Condemnation Proceedings or any application of the Award to the Obligations, Grantor shall continue to pay the monthly installments due pursuant to the Note, as well as all other sums secured by this Deed of Trust. If prior to Beneficiary’s receipt of the Award, the Secured Property shall have been sold through foreclosure of this Deed of Trust or other similar proceeding, Beneficiary shall have the right to receive the Award to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, with interest thereon at the Increased Rate, plus attorneys’ fees and other costs and disbursements incurred by Beneficiary in connection with the collection of the Award and in establishing the amount of,

WCSR 7692675	Deed of Trust Loan No. 374-0470

and collecting, any deficiency. The application of the Award to the Obligations, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of interest or principal thereafter to become due pursuant to the Note or this Deed of Trust until the Obligations are paid and performed in full.

1.08 Leases.

1.08A. Performance of Lessor’s Covenants. Grantor, as lessor, has entered and will enter into leases or licenses with tenants, as lessees or licensees, respectively, for parts or all of the Secured Property (all such leases and licenses are hereinafter referred to individually as a “Lease” and collectively as “Leases” and the lessees or licensees under such Leases are hereinafter referred to individually as a “Lessee” and collectively as “Lessees”). Grantor shall faithfully perform the lessor’s material covenants under the Leases. Grantor shall neither do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor’s remedies thereunder following a default or event of default on the part of any Lessee in the performance of its obligations pursuant to the Lease or except as provided for in the Assignment), anything which may cause the modification or termination of any of the Leases, or of the obligations of any Lessee or any other person claiming through such Lessee, or which may diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Beneficiary therein or thereunder. Each Lease shall make provision for the attornment of the Lessee thereunder to any person succeeding to the interest of Grantor as the result of any judicial or nonjudicial foreclosure or transfer in lieu of foreclosure hereunder, such provision to be in form and substance approved by Beneficiary, provided that nothing herein shall be construed to require Beneficiary to agree to recognize the rights of any Lessee under any Lease following any such foreclosure or transfer in lieu thereof unless Beneficiary shall expressly hereafter agree thereto in writing with respect to a particular Lease.

1.08B. Notice of Default. Grantor shall give Beneficiary immediate notice of any notice of a material default or of any Event of Default, extension, renewal, expansion, surrender or cancellation given to or received from any Lessee or from any other Person with respect to any Lease and shall furnish Beneficiary with a copy of each such notice.

1.08C. Representations Regarding Leases. Grantor represents and warrants that (1) to the best of Grantor’s knowledge after due inquiry, all representations made by it in the Leases are true; (2) to the best of Grantor’s knowledge after due inquiry, all Improvements and the leased space demised and let pursuant to each Lease have been completed to the satisfaction of the applicable Lessee; (3) each Lessee is in possession of its leased space and has commenced payment of Rent under its Lease except as disclosed to Beneficiary in writing in the Rent Roll or Rent Roll Certification; (4) all Rents and other charges due and payable under the Leases have been paid except as disclosed to Beneficiary in writing in the Rent Roll or Rent Roll Certification; (5) no Rent has been prepaid, except as expressly provided pursuant to the applicable Lease; (6) there is no existing default or breach of any covenant or condition on the part of any Lessee or lessor under any Lease except as disclosed to Beneficiary in writing in the Rent Roll or Rent Roll Certification; (7) there are no options to purchase all or any portion of the Secured Property contained in any Lease; (8) there are no options to renew, cancel, extend or expand by any Lessee except as stated in the Leases;(9) there are no amendments of or modifications to any Leases except as disclosed in writing to Beneficiary; (10) Grantor is the

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absolute owner of each Lease with full right and title to assign the same and the Rents thereunder to Beneficiary; (11) to the best of Grantor’s knowledge after due inquiry, each Lease is valid and in full force and effect; (12) except as provided in the Assignment, there is no outstanding assignment or pledge thereof or of the Rents due or to become due; (13) to the best of Grantor’s knowledge after due inquiry, no Lessee has any defense, set-off or counterclaim against Grantor; (14) no Rents payable pursuant to any Lease have been or will be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by such Lease; and (15) all Leases are subject and subordinate to this Deed of Trust.

1.08D. Covenants Regarding Leases. Grantor shall not, without the prior written consent of Beneficiary obtained in each instance:

(1) lease to any Person, all or any part of the space in, on or over any of the Premises; except Leases for actual occupancy by the Lessee made in the ordinary course of the business of owning and operating a first-class apartment project in a prudent manner, on Grantor’s standard lease form, approved by Beneficiary, without material deviation therefrom;

(2) cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of any Lease except, with respect to any Lease, in the ordinary course of business of owning and operating a first class apartment project in a prudent manner;

(3) modify any Lease so as to (i) reduce the term thereof or the Rents payable thereunder, (ii) change any renewal provision contained therein, (iii) otherwise increase any obligation of Grantor thereunder, or (iv) reduce any obligation of Lessee thereunder;

(4) commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee;

(5) receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates;

(6) take any other action with respect to any Lease which would tend to impair the security of Beneficiary pursuant to this Deed of Trust;

(7) extend any present Lease other than in accordance with the terms presently provided for therein; except leases for actual occupancy by the Lessee made in the ordinary course of business of owning and operating a first-class apartment project in a prudent manner;

(8) execute any agreement or instrument or create or permit a lien which may be or become superior to any Lease;

(9) suffer or permit to occur any release of liability of any Lessee or the accrual of any right in any Lessee to withhold payment of any Rent;

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(10) sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;

(11) alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto; or

(12) request, consent, agree to, or accept, the subordination of any Lease to any mortgage (other than this Deed of Trust) or other encumbrance now or hereafter affecting the Premises.

1.08E. Application of Rents. Grantor shall use and apply all Rents from the Secured Property first to the payment and performance of the Obligations in accordance with the terms of the Loan Instruments, and then to the payment of all Impositions and the costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Deed of Trust and the obligations of Grantor as the lessor under any Lease. Grantor shall not use any Rents for purposes unrelated to the Secured Property unless and until all current payments of the Obligations, Impositions and such costs and expenses have been paid or provided for and adequate cash reserves have been set aside to ensure the timely future payment of all such items.

1.08F. Indemnity Against Unapproved Lease Modifications and Amendment. In the event that Beneficiary or any grantee or assignee of Beneficiary takes title to, or otherwise comes into possession of, the Secured Property and thereafter a Lessee under a Lease attorns to Beneficiary or such other party pursuant to a Subordination, Non-Disturbance and Attornment Agreement entered into by Beneficiary and such Lessee, Grantor hereby indemnifies and holds Beneficiary harmless from and against any and all claims, liabilities, costs and expenses of any kind or nature against or incurred by Beneficiary arising out of the enforcement by any Lessee against Beneficiary or any grantee or assignee of Beneficiary, of any affirmative claim, cost or expense, or any defense, abatement or right of set off under any modification or amendment to a Lease which is binding upon Beneficiary and which was entered into by Grantor after the date of this Deed of Trust in violation of the requirements of subsection 1.08D hereof

1.09 Assignment of Leases, Rents, Income, Profits and Cash Collateral.

1.09A. Assignment; Discharge of Obligations. Grantor hereby unconditionally, absolutely and presently bargains, sells, grants, assigns, releases and sets over unto Beneficiary and Trustee (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Grantor thereunder, including all rights to all security or other deposits, (2) all guarantees of the obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption. For the aforesaid purpose, Grantor does hereby irrevocably constitute and appoint Beneficiary its attorney-in-fact, in its name, to receive and collect all Rents, as the same accrue,

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and, out of the amount so collected, Beneficiary, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge the Obligations (including any accelerated Obligations) in such order as Beneficiary may determine and whether due or not, and to pay the remainder, if any, to Grantor, or as otherwise required by law. Neither this assignment nor any such action shall constitute Beneficiary as a “mortgagee in possession” or otherwise make Beneficiary responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Secured Property by any court at the request of Beneficiary or by agreement with Grantor, or the entering into possession of the Secured Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof. The assignment of all Leases and Rents in this Section 1.09 is intended to be an absolute, unconditional and present assignment from Grantor to Beneficiary and not merely the passing of a security interest. Grantor shall, at any time or from time to time, upon request of Beneficiary, execute and deliver any instrument as may be requested by Beneficiary to further evidence the assignment and transfer to Beneficiary of Grantor’s interest in any Lease or Rents. Nothing herein shall in any way limit Beneficiary’s remedies or Grantor’s Obligations under the Assignment.

1.09B. Entry Onto Secured Property; Lease of Secured Property. Beneficiary, at its option, may enter and take possession of the Secured Property and manage and operate the same as provided in Section 4.01, such management and operation to include the right to enter into Leases and new agreements and to take any action which, in Beneficiary’s judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver’s fees, attorneys’ fees and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby. Beneficiary shall not be liable to account to Grantor for any action taken pursuant hereto other than to account for any Rents actually received by Beneficiary.

1.09C. License to Manage Secured Property. Notwithstanding anything to the contrary contained in Section 1.09A or Section 1.09B, so long as there shall exist no Event of Default hereunder, Grantor shall have the license to manage and operate the Secured Property, including the right to enter into Leases, and collect all Rents as they accrue (but not more than one month in advance).

1.09D. Delivery of Assignments. Grantor shall execute such additional documents as may be reasonably requested from time to time by Beneficiary, to evidence the assignment to Beneficiary or its nominee of any Leases now or hereafter made, such assignment documents to be in form and content acceptable to Beneficiary. Grantor shall deliver to Beneficiary, within thirty (30) days after Beneficiary’s written request therefor (1) a duplicate original or photocopy of each Lease which is at the time of such request outstanding upon the Secured Property and (2) a complete schedule, certified by Grantor, of each Lease, showing the unit number, type, Lessee name, monthly rental, date to which Rents have been paid, term of Lease, date of occupancy, date of expiration, existing defaults, if any, and every special provision, concession or inducement granted to such Lessee.

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1.09E. Indemnity. Grantor shall assert no claim or liability related to Beneficiary’s exercise of its rights pursuant to this Section 1.09. Grantor expressly waives all such claims and liabilities. Grantor hereby holds Beneficiary harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Beneficiary arising out of Beneficiary’s exercise of its rights pursuant to this Section 1.09, including Beneficiary’s management, operation or maintenance of the Secured Property or the collection and disposition of Rents.

1.10 Further Assurances.

1.10A. General; Appointment of Attorney-in-Fact. Upon request by Beneficiary, from time to time, Grantor shall prepare, execute and deliver, or cause to be prepared, executed and delivered, to Beneficiary, all instruments, certificates and other documents which may, in the reasonable opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect or continue and preserve the Obligations and the lien of this Deed of Trust provided that such instruments, certificates and other documents do not (i) materially increase any obligation imposed on Grantor or (ii) materially change the applicability, scope or effect of any covenant, condition, or restriction contained in any of the Loan Instruments. Upon any failure by Grantor to do so, Beneficiary may prepare, execute and record any such instruments, certificates and documents for and in the name of Grantor and Grantor hereby appoints Beneficiary the agent and attorney-in-fact of Grantor for such purposes. This power is coupled with an interest and shall be irrevocable so long as any part of the Obligations remain unpaid or unperformed. Grantor shall reimburse Beneficiary for all sums expended by Beneficiary in preparing, executing and recording such instruments, certificates and documents and such sums shall be secured by this Deed of Trust.

1.10B. Statement Regarding Obligations. Grantor shall, within ten (10) days after request by Beneficiary, furnish Beneficiary with a written statement, duly acknowledged, setting forth (1) the unpaid principal balance of the Loan and the accrued but unpaid interest thereon,(2) whether or not any setoffs or defenses exist against the payment of such principal or interest, and (3) if such setoffs or defenses exist, the particulars thereof.

1.10C. Additional Security Instruments. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall execute, acknowledge and deliver to Beneficiary such chattel mortgages, security agreements or other similar security instruments, in form and substance reasonably satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Grantor or in which Grantor may have any interest which, in the opinion of Beneficiary, is necessary to the operation and maintenance of the Secured Property or is otherwise a part of the Secured Property. Grantor, from time to time and within fifteen (15) days after request by Beneficiary, shall also execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement, supplementary mortgage or other document as Beneficiary may reasonably request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Deed of Trust or such chattel mortgage or other security instrument, as a first lien. Grantor shall pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including charges for examining title and attorneys’ fees and expenses for rendering an opinion as to the priority of

WCSR 7692675	Deed of Trust Loan No. 374-0470

this Deed of Trust and of each such chattel mortgage or other security agreement or instrument as a valid and subsisting first lien on such property. Neither a request so made by Beneficiary, nor the failure of Beneficiary to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Deed of Trust. This covenant and each such mortgage, chattel or other security agreement or instrument, delivered to Beneficiary are cumulative and given as additional security. Grantor shall pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title insurance policy now insuring or which will insure the lien of this Deed of Trust.

1.10D. Security Agreement. This Deed of Trust shall constitute a security agreement under Article 9 of the Code with respect to the Personal Property covered by this Deed of Trust. Pursuant to the applicable Granting Clauses hereof, Grantor has granted Beneficiary a security interest in the Personal Property and in all additions and accessions thereto, substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Deed of Trust. The following provisions relate to such security interest:

(1) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use on the Premises or otherwise relating to the Premises. If Grantor shall at any time acquire a commercial tort claim relating to the Premises, Grantor shall immediately notify Beneficiary in a writing signed by Grantor of the brief details thereof and grant to Beneficiary a security interest therein and in the proceeds thereof.

(2) Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto, either with or without Grantor’s signature, that (a) indicate the collateral as “all assets used or procured for use or otherwise relating to” the Premises or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Premises as defined, or in a manner consistent with the term as defined, in this Deed of Trust and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide any such information to Beneficiary promptly upon written request. Grantor also ratifies its authorization for Beneficiary to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Grantor shall pay to Beneficiary, from time to time, upon demand, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such initial financing statements and amendments, including attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the Increased Rate from the date paid by Beneficiary until the date repaid by Grantor and such costs and expenses together with such interest, shall be part of the Obligations and shall be secured by this Deed of Trust.

WCSR 7692675	Deed of Trust Loan No. 374-0470

(3) Grantor shall any time and from time to time take such steps as Beneficiary may reasonably request for Beneficiary to obtain “control” of any Personal Property for which control is a permitted or required method to perfect or to insure priority of the security interest in such Personal Property granted hereby.

(4) Upon the occurrence of an Event of Default, Beneficiary shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Deed of Trust.

(5) This Deed of Trust also constitutes a fixture filing.

(6) If Grantor does not have an organizational identification number and later obtains one, Grantor shall forthwith notify Beneficiary of such organizational identification number.

(7) Terms defined in the Code and not otherwise defined in this Deed of Trust have the same meanings in this Section 1.10D as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article of the Code, the term used in this Section 1.10D is that used in Article 9. The term “control”, as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code, as applicable.

1.10E. Preservation of Grantor’s Existence. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State, and shall comply with all applicable Legal Requirements.

1.10F. Further Indemnities. In addition to any other indemnities contained in the Loan Instruments, and except as otherwise limited in the Loan Instruments, Grantor hereby agrees to indemnify and hold Beneficiary harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including architects’, engineers’ and attorneys’ fees and disbursements which may be imposed upon, incurred or asserted against Beneficiary by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on, under or about the Secured Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Grantor, any Lessee or any agent, contractor, servant, employee, licensee or invitee of any Lessee or of Grantor, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Secured Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Instrument or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Secured Property or any part thereof under any Legal Requirement or any liability asserted against Beneficiary with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Instrument, (9) any contest permitted pursuant to the provisions of this Deed of Trust, or (10) the enforcement or attempted enforcement of this indemnity.

WCSR 7692675	Deed of Trust Loan No. 374-0470

1.10G. Absence of Insurance. The obligations of Grantor under this Deed of Trust and the other Loan Instruments shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Secured Property. If any claim, action or proceeding is made or brought against Beneficiary by reason of any event as to which Grantor is obligated to indemnify Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor’s sole cost and expense, shall resist or defend such claim, action or proceeding in Beneficiary’s name, if necessary, by such attorneys as Beneficiary shall approve. Notwithstanding the foregoing, Beneficiary may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Grantor shall pay the fees and disbursements of such attorneys and, until so paid, such amounts shall bear interest at the Increased Rate and shall be secured by this Deed of Trust.

1.10H. Lost Note. Upon Beneficiary furnishing to Grantor an affidavit stating that the Note has been mutilated, destroyed, lost or stolen, Grantor shall deliver to Beneficiary, in substitution therefor, a new note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal balance and accrued and unpaid interest thereon. Upon execution and delivery of the replacement note, all references in any of the Loan Instruments to the “Note” shall mean the replacement note.

1.11 Prohibition on Transfers, Liens or Further Encumbrances.

1.11A. Continuing Ownership and Management. Grantor acknowledges that the continuous ownership of the Secured Property and its continuous management and operational control by Grantor are material to the making of the Loan.

1.11B. Prohibition on Transfers, Liens or Further Encumbrances. Except with the prior written consent of Beneficiary, neither Grantor, nor any other Person, may transfer, convey, assign, sell, alienate, mortgage, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of (in each instance whether voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, and, in each case, also prohibiting the granting of an option or the execution of an agreement relating to any of the foregoing):

(1)	all or any part of the Secured Property and/or the Rents, or any interest therein;

(2)	any legal or beneficial ownership interest in Grantor or in any of Grantor’s constituent entities, whether direct or indirect, and on all levels, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction; or

(3)	the management and operation by Grantor of the Secured Property.

Without limiting the generality of the foregoing, for purposes of this Section 1.11, a transfer or disposition of the Secured Property (or the Rents, as applicable) or any part thereof or interest therein shall include (a) the change of Grantor’s type of organization, jurisdiction of organization or other legal structure, (b) the transfer of the Secured Property or any part thereof or interest

WCSR 7692675	Deed of Trust Loan No. 374-0470

therein to a cooperative corporation or association, (c) the conversion of all or any part of the Secured Property or interest therein to a condominium form of ownership, (d) any lease for space in any Improvements for purposes other than occupancy by the tenant, (e) any lease for space in the Improvements containing an option to purchase, (f) any conditional sale or any title retention agreement with regard to, all or any part of the Secured Property or the Rents and (g) unless Grantor has provided Beneficiary with at least thirty (30) days prior written notice thereof, any change of Grantor’s name, place of business or, if Grantor has more than one place of business, any change of its chief executive office, or any change of Grantor’s mailing address or organizational identification number if it has one. Any action or event described in this Section 1.11B is herein called a “Transfer” and all Transfers are prohibited without the prior written consent of Beneficiary.

1.11C. Acceleration of Obligations. In the event of a Transfer without the prior written consent of Beneficiary, Beneficiary may, without limiting any other right or remedy available to Beneficiary at law, in equity or by agreement with Grantor, and in Beneficiary’s discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06. The giving of consent by Beneficiary to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

1.12 Expenses. Promptly after Beneficiary’s demand therefor, Grantor shall pay Beneficiary for all costs and expenses, including attorneys’ fees and expenses and costs of obtaining evidence of title, incurred by Beneficiary in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Instrument or affecting the Obligations or the Secured Property, (b) involving any insurance proceeds or condemnation awards with respect to the Secured Property, (c) to protect the security hereof, (d) as to any concern of Beneficiary with the condition of the Secured Property, or (e) of any other kind or nature in which Beneficiary is made a party relating to the Secured Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Deed of Trust. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article III, Grantor shall pay all costs and expenses incurred by Beneficiary, including attorneys’ fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Beneficiary may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 1.12, with interest thereon at the Increased Rate from the date paid by Beneficiary to the date paid by Grantor, shall be paid by Grantor on demand, and shall be secured by this Deed of Trust.

WCSR 7692675	Deed of Trust Loan No. 374-0470

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants:

2.01 Warranty of Title. Grantor (a) lawfully owns and holds title to the Secured Property (other than the Personal Property), in fee simple, subject to no mortgage, lien, charge or other encumbrance, except as specifically set forth in the title insurance policy issued to Beneficiary upon recordation of this Deed of Trust, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Secured Property as set forth herein,(c) lawfully owns and holds title to the Personal Property subject to no mortgage, lien, charge or other encumbrance except as set forth herein, and (d) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

2.02 Ownership of Additional or Replacement Improvements and Personal Property. All Improvements and Personal Property hereafter affixed, placed or used by Grantor on the Secured Property shall be owned by Grantor free from all mortgages, liens, charges or other encumbrances.

2.03 No Pending Material Litigation or Proceeding; No Hazardous Materials.

2.03A. Proceedings Affecting Grantor. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Grantor, threatened, against or affecting Grantor, or any Guarantor, or against any shareholder, general partner or member of Grantor or any Guarantor, or the business, operations, properties or assets of Grantor or any shareholder, general partner or member of Grantor or any Guarantor, or before or by any Governmental Agency, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Grantor or any Guarantor or any general partner or member of Grantor or any Guarantor, or in the ability of Grantor to pay or otherwise perform the Obligations. To the best knowledge and belief of Grantor, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, which might materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Grantor or any Guarantor or any general partner or member of Grantor or the ability of Grantor to pay or otherwise perform the Obligations.

2.03B. Proceedings Affecting Secured Property. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Grantor, threatened, against or affecting the Secured Property (including any attempt or threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property), or involving the validity, enforceability or priority of the Loan Instruments or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Grantor of the Obligations, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal or state law) presently in existence or, to the best knowledge and belief of Grantor, threatened, affecting the Secured Property.

WCSR 7692675	Deed of Trust Loan No. 374-0470

2.03C. No Hazardous Material. Neither Grantor nor, to the best knowledge and belief of Grantor, any other Person has ever:

(1) caused or knowingly permitted any Hazardous Material to be placed, held, located or disposed of, in, on, under or about the Secured Property or any part thereof, except for the use, storage and disposal (such use, storage and disposal to be in all cases in accordance with all applicable Legal Requirements) of de minimis amounts of janitorial and cleaning supplies and other Hazardous Materials typically used in the ordinary course of operating and maintaining a first class apartment complex, or caused or knowingly permitted, in violation of any Legal Requirement, any Hazardous Material to be placed, held, located or disposed of, in, on, under or about any other real property legally or beneficially owned (or any interest or estate which is so owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance (the effect of which superlien law or ordinance would be to permit the creation of a lien on the Secured Property to secure any obligation), and neither the Secured Property, nor any part thereof, nor any other real property legally or beneficially owned (or any interest or estate therein which is so owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, has ever been used (whether by Grantor or, to the best knowledge or belief of Grantor, by any other Person) as a dump site, storage (whether permanent or temporary) site or transfer site for any Hazardous Material; or

(2) caused or knowingly permitted any asbestos or underground fuel storage facility to be located in, on, under or about the Secured Property; or

(3) discovered any occurrence or condition on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any remediation requirements or any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any Environmental Requirement.

2.03D. No Litigation Regarding Hazardous Material. To the best knowledge and belief of Grantor after due inquiry, no Person has brought, settled or threatened any litigation or administrative action or proceeding alleging the presence, Release or threatened Release of any Hazardous Material in, on, under or about the Secured Property.

2.04 Valid Organization, Good Standing and Qualification of Grantor; Other Organizational Information. Grantor is a duly and validly organized and existing limited liability company in good standing under the laws of the jurisdiction of its organization, and is duly licensed or qualified and in good standing in all other jurisdictions where its ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own its properties and assets and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Grantor has paid all franchise and similar taxes in the jurisdiction in which the Secured Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Deed of Trust. Grantor’s exact legal name is that indicated on the signature page hereof. Grantor is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Deed of Trust. Grantor’s organizational identification number is 5276477. Section 5.07 accurately sets forth Grantor’s place of business or, if Grantor has more than one place of business, its chief executive office as well as Grantor’s mailing address if different.

WCSR 7692675	Deed of Trust Loan No. 374-0470

2.05 Authorization; No Legal Restrictions on Performance. The execution and delivery by Grantor of the Loan Instruments and its compliance with the terms and conditions of the Loan Instruments have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Grantor and its constituent entities and the Loan Instruments are valid and enforceable obligations of Grantor in accordance with the terms thereof. Neither the execution and delivery by Grantor of the Loan Instruments, nor the consummation of the transactions contemplated by the Loan Instruments, nor compliance with the terms and conditions thereof will (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Grantor is now a party or by which Grantor or its properties may be bound or affected, or (2) to the best knowledge and belief of Grantor, any judgment, order, writ, injunction, decree or demand of any Governmental Agency, or (B) result in (1) the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Grantor pursuant to the terms or provisions of any of the foregoing or (2) the violation of any Legal Requirement applicable to Grantor or any Guarantor. Grantor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Grantor is a party or by which the Grantor or its properties may be bound or affected.

In addition, (a) the Obligations incurred by Grantor and the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan are not made or incurred with the intent to hinder, delay, or defraud any present or future creditor of Grantor; (b) Grantor has not received less than reasonably equivalent value in exchange for incurring the Obligations and/or the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan; (c) Grantor is solvent as of the date hereof, and Grantor will not become insolvent as a result of incurring the Obligations and/or the granting of this Deed of Trust and of the security interest, rights, and/or lien in and to the Secured Property in connection with the Loan; (d) Grantor is not engaged, and Grantor is not about to engage, in business or a transaction for which any property remaining with Grantor is an unreasonably small capital; (e) Grantor has not and does not intend to incur, and Grantor does not believe that it will incur, debts that would be beyond Grantor’s ability to pay as such debts mature; and (f) Grantor is not granting this Deed of Trust and the security interest, rights, and/or lien in and to the Secured Property and/or incurring the Obligations to or for the benefit of an insider (as defined in 11 U.S.C. § 101(31)), under an employment contract and other than in the ordinary course of business.

2.06 Compliance With Laws. Grantor has, to the best knowledge and belief of Grantor, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Grantor of its obligations under the Loan Instruments.

WCSR 7692675	Deed of Trust Loan No. 374-0470

2.07 Tax Status. Grantor has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Grantor. The United States income tax liability of Grantor, if any, has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ending December 31, 2012.

2.08 Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act. Neither the Loan, nor Grantor’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Grantor is and shall remain in compliance with the requirements of Executive Order 13224 of September 23, 2001 “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders or regulations in respect thereof (the Order and such other rules regulations, legislation or orders are referred to hereinafter, collectively, as the “Orders”). Without limiting the generality of the foregoing, neither Grantor, nor any subsidiary or affiliate of Grantor, nor any member, partner or shareholder or other beneficial owner of Grantor or of any such subsidiary, affiliate, member, partner, shareholder or other beneficial owner (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders, (B) is or will become a “blocked person” described in Section 1 of the Order or (C) knowingly engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such blocked person. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended. Grantor shall promptly notify Beneficiary should Grantor become aware of any information which would render untrue any of the representations, warranties or covenants set forth in this Section 2.08.

2.09 Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Grantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of Grantor and its subsidiaries, if any, and Grantor does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

WCSR 7692675	Deed of Trust Loan No. 374-0470

2.10 Investment Company Act and Public Utility Holding Company Act. Neither Grantor, nor any subsidiary of Grantor, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.

2.11 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Neither Grantor, nor anyone acting on its behalf, has (a) solicited offers to make all or any part of the Loan, from more than ten Persons or (b) otherwise approached, negotiated or communicated with more than ten Persons regarding the making of all or any part of the Loan by such Person(s). Neither Grantor, nor anyone acting on its behalf has taken, or will take, any action that would subject the making of the Loan to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

2.12 ERISA.

2.12A. Neither Grantor nor any entity that holds a direct or indirect interest in Grantor (a “Constituent Entity”) is or shall be (i) an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Internal Revenue Code Section 4975 applies, or (iii) an entity the underlying assets of which include ERISA “plan assets” by reason of a plan’s investment in the entity (e.g., insurance company general or separate account; bank commingled fund).

2.12B. Transactions by or with Grantor are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to an employee benefit plan (within the meaning of Section 3(3) of ERISA), regardless of whether such plan is actually subject to ERISA.

2.12C. Any liability or obligation that Grantor (or any Constituent Entity) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA regardless of whether such plan is actually subject to ERISA has been and shall continue to be satisfied in full.

ARTICLE III

DEFAULTS

3.01 Events of Default. The existence of any of the following circumstances shall be deemed an “Event of Default” pursuant to this Deed of Trust, without cure or grace period unless expressly otherwise provided herein:

3.01A. if Grantor fails to pay any portion of the Obligations as and when the same shall become due and payable as provided in the Loan Instruments; or

WCSR 7692675	Deed of Trust Loan No. 374-0470

3.01B. if Grantor fails to perform or observe any other term, provision, covenant or agreement in the Loan Instruments other than as described in the other clauses of this Section 3.01 and such failure continues for thirty (30) days following written notice from Beneficiary; or

3.01C. if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Instruments or otherwise, by or on behalf of Grantor, any Guarantor or any other Person liable for the Obligations, shall prove to be materially false; or

3.01D. if Grantor shall:

(1) apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Grantor or of all or any part of Grantor’s assets or the Secured Property or any interest in any part thereof (the term “acquiesce” includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

(2) commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

(3) make a general assignment for the benefit of creditors; or

(4) file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or

(5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

3.01E. if a court of competent jurisdiction enters an order for relief against Grantor under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

3.01F. if a court of competent jurisdiction enters an order, judgment or decree adjudicating Grantor insolvent, approving a petition seeking reorganization or arrangement of Grantor or appointing a receiver, custodian, trustee or liquidator of Grantor or of all or any part of Grantor’s assets or the Secured Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

3.01G. if Grantor assigns or purports to assign the whole or any part of the Rents arising from the Secured Property or any part thereof without the prior written consent of Beneficiary; or

WCSR 7692675	Deed of Trust Loan No. 374-0470

3.01H. if a Transfer shall occur without the prior written consent of Beneficiary; or

3.01I. if Grantor shall be in default beyond any applicable grace period pursuant to any other mortgage, security instrument or other agreement affecting Grantor or any substantial part of its assets or all or any part of the Secured Property; or

3.01J. if any mechanic’s, laborer’s or materialman’s lien, federal tax lien, broker’s lien or other lien not permitted hereunder and affecting the Secured Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within twenty (20) days after Grantor receives notice thereof from the lienor or from Beneficiary; or

3.01K. if any of the events described in Section 3.01(D), Section 3.01(E) and/or Section 3.01(F) shall occur in respect of any Guarantor; or

3.01L. if a default by any Guarantor or other Person (other than Beneficiary) shall occur under any guaranty, indemnity agreement, or other instrument which it has executed in connection with the Loan and such default continues for thirty (30) days following written notice from Beneficiary, provided that such thirty (30) day grace period shall not apply to a monetary default or a default pursuant to Section 3.01(K) or Section 3.01(M); or

3.01M. if any Guarantor shall contest, repudiate or purport to revoke any guaranty, indemnity agreement or other instrument which it has executed in connection with the Loan for any reason or if any such guaranty, indemnity or other instrument shall cease to be in full force and effect as to the Guarantor or shall be judicially declared null and void as to the Guarantor, or if any Guarantor shall be liquidated, dissolved or wound-up.

ARTICLE IV

REMEDIES

4.01 Acceleration, Foreclosure, etc. Upon the happening of any Event of Default, Beneficiary may, at its sole option, declare the entire unpaid balance of the Obligations, including, the Make-Whole Amount and any other prepayment charges, if any, due pursuant to any Loan Instrument, immediately due and payable without notice or demand, provided, however, simultaneously with the occurrence of an Event of Default under Section 3.01D, 3.01E or 3.01F,and without the necessity of any notice or other action by the Beneficiary, all Obligations shall automatically become and be due and payable, without notice or demand. In addition, upon the happening of any Event of Default, Beneficiary may, at its sole option, without further delay, undertake any one or more of the following or exercise any other remedies available to it under applicable law or equity:

4.01A. Foreclosure. Institute an action, judicial or otherwise, to foreclose this Deed of Trust, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Secured Property or any other security which is herein or elsewhere provided for, or proceed thereon through power of sale or to final judgment and

WCSR 7692675	Deed of Trust Loan No. 374-0470

execution thereon for the entire unpaid balance of the Obligations, including interest at the rate specified in the Loan Instruments to the date of the Event of Default and thereafter at the Increased Rate, and all other sums secured by this Deed of Trust, including all attorneys’ fees and expenses, costs of suit and other collection costs, interest at the Increased Rate on any judgment obtained by Beneficiary from and after the date of any sale of the Secured Property (which may be sold in one parcel or in such parcels, manner or order as Beneficiary shall elect) until actual payment is made of the full amount due Beneficiary pursuant to the Loan Instruments, any law, usage or custom to the contrary notwithstanding.

4.01B. Partial Foreclosure. Beneficiary shall have the right to foreclose the lien hereof to satisfy payment and performance of any part of the Obligations from time to time. If an Event of Default exists as to the payment of any part of the Obligations, as an alternative to the right of foreclosure to satisfy payment of the Obligations after acceleration thereof, to the extent permitted by applicable law, Beneficiary may institute partial foreclosure proceedings (“Partial Foreclosure”) with respect to the portion of the Obligations as to which the Event of Default exists, as if under a full foreclosure, and without declaring the entire unpaid balance of the Obligations due. If Beneficiary institutes a Partial Foreclosure, Beneficiary may sell, from time to time, such part or parts of the Secured Property as Beneficiary, in its discretion, deems appropriate, and may make each such sale subject to the continuing lien of this Deed of Trust for the remainder, from time to time, of the Obligations. No Partial Foreclosure, if so made, shall in any manner affect the remainder, from time to time, of the Obligations or the priority of this Deed of Trust. As to such remainder, this Deed of Trust and the lien hereof shall remain in full force and effect as though no foreclosure sale had been made pursuant to the provisions of this Section 4.01B. Notwithstanding the filing of any Partial Foreclosure or the entry of a decree of sale therein, Beneficiary may elect, at any time prior to any Partial Foreclosure, to discontinue such Partial Foreclosure and the acceleration of the Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated, and to proceed with full foreclosure proceedings. Beneficiary may commence a Partial Foreclosure, from time to time, as to any part of the Obligations without exhausting the right of full foreclosure or Partial Foreclosure for any other part of the Obligations as to which such Partial Foreclosure shall not have occurred.

4.01C. Entry. Beneficiary personally, or by its agents or attorneys, may enter all or any part of the Secured Property, and may exclude Grantor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise. Grantor shall surrender possession of the Secured Property to Beneficiary on demand after the happening of any Event of Default. Thereafter, Beneficiary may use, operate, manage and control the Secured Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon each such entry, Beneficiary, at the expense of Grantor from time to time, either by purchase, repairs or construction, may maintain and restore the Secured Property, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated or completed Improvements as Beneficiary may deem desirable and may insure the same. At the expense of Grantor, Beneficiary may make, from time to time, all necessary or desirable repairs, renewals and replacements and such alterations, additions, betterments and improvements thereto and thereon as Beneficiary may reasonably deem advisable to protect the value of the Secured Property. In each of the circumstances described in this Section 4.01C, Beneficiary shall have the right to manage and operate the Secured Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto, either in the name of Grantor or otherwise as Beneficiary shall deem best.

WCSR 7692675	Deed of Trust Loan No. 374-0470

4.01D. Collection of Rents, etc. Beneficiary may collect and receive all Rents. Beneficiary may deduct, from the monies so collected and received, all expenses of conducting the business of the Secured Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for Impositions, insurance, taxes and assessments, liens or other charges upon the Secured Property or any part thereof, as well as reasonable compensation for the services of Beneficiary and for all attorneys, agents, clerks, servants, and other employees engaged and employed by Beneficiary. After such deductions and the establishment of all reasonable reserves, Beneficiary shall apply all such monies to the payment of the unpaid Obligations. Beneficiary shall account only for Rents actually received by Beneficiary.

4.01E. Receivership. Beneficiary may have a receiver appointed to enter into possession of the Secured Property, collect the Rents therefrom and apply the same as the court may approve. Beneficiary may have a receiver appointed, as a matter of right without notice and without the necessity of proving either the inadequacy of the security provided by this Deed of Trust or the insolvency of Grantor or any other Person who may be legally or equitably liable to pay the Obligations. Grantor and each such Person, presently and prospectively, waive such proof and consent to the appointment of such receiver. If Beneficiary or any receiver collects the Rents, the monies so collected shall not be substituted for payment of the Obligations, nor can they be used to cure an Event of Default, without the prior written consent of Beneficiary. Beneficiary shall not be liable to account for Rents not actually received by Beneficiary.

4.01F. Specific Performance. Beneficiary may institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted.

4.01G. Recovery of Sums Required to be Paid. Beneficiary may, from time to time, take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the remainder of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure or any other action for each Event of Default existing from time to time.

4.01H. Other Remedies. Beneficiary may take all actions permitted under the Uniform Commercial Code of the State and may take any other action, or pursue any other right or remedy, as Beneficiary may have under applicable law, and Grantor does hereby grant such rights to Beneficiary.

4.01I. State Specific Remedies. Beneficiary may exercise all other remedies as specified below in Article VI, Special State Provisions, which are incorporated herein by reference.

4.02 No Election of Remedies. Beneficiary may, in its discretion, exercise all or any of the rights and remedies provided herein or in the other Loan Instruments, or which may be provided by statute, law, equity or otherwise, in such order and manner and from time to time, as Beneficiary shall elect without impairing Beneficiary’s lien, or rights pursuant to any of the Loan Instruments and without affecting the liability of any Person for the Obligations.

WCSR 7692675	Deed of Trust Loan No. 374-0470

4.03 Beneficiary’s Right to Release, etc. Beneficiary may, in its discretion, from time to time, release (for such consideration as Beneficiary may require) any part of the Secured Property (A) without notice to, or the consent, approval or agreement of any other party in interest, (B) without, as to the remainder of the Secured Property, in any way impairing or affecting the validity or the lien of this Deed of Trust or any of the other Loan Instruments, or the priority thereof and (C) without releasing Grantor from any liability for any of the Obligations. Beneficiary may accept, by assignment, pledge or otherwise, any other property in place of any part of the Secured Property as Beneficiary may require without being accountable for so doing to any other lienor or other Person. To the extent permitted by law, neither Grantor, nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof shall have the right to require Beneficiary to marshall assets.

4.04 Beneficiary’s Right to Remedy Defaults, etc. If Grantor defaults in the performance of any of the covenants or agreements contained in this Deed of Trust or any of its other obligations under the other Loan Instruments beyond any applicable cure periods, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Secured Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary may, but without obligation to do so and without releasing Grantor from any obligation hereunder, cure such defaults, make such appearances, disburse such sums and/or take such other action as Beneficiary deems necessary or appropriate to protect Beneficiary’s interest, including disbursement of attorneys’ fees, entry upon the Secured Property to make repairs, payment of Impositions or insurance premiums or otherwise cure the default in question or protect the security of the Secured Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien encumbering the Secured Property. Grantor further agrees to pay all expenses incurred by Beneficiary (including fees and disbursements of counsel) pursuant to this Section 4.04, including those incident to the curing of any default and/or the protection of the rights of Beneficiary hereunder, and enforcement or collection of payment of the Note or any future advances whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise. Any amounts disbursed by Beneficiary pursuant to this Section 4.04 shall be additional indebtedness of Grantor secured by this Deed of Trust as of the date of disbursement and shall bear interest at the Increased Rate from such date until paid by Grantor in full. All such amounts shall be payable by Grantor immediately without demand. Nothing contained in this Section 4.04 shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action and any action taken by Beneficiary pursuant to this Section 4.04 shall be without prejudice to any other rights or remedies available to Beneficiary pursuant to any Loan Instrument or at law or in equity.

4.05 Waivers. Grantor waives and releases (A) all benefits that might accrue to Grantor by virtue of any present or future laws exempting the Secured Property, or any part of the proceeds arising from any sale of the Secured Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of

WCSR 7692675	Deed of Trust Loan No. 374-0470

time; (B) all benefits that might accrue to Grantor from requiring valuation or appraisal of any part of the Secured Property levied or sold on execution of any judgment recovered for the Obligations; (C) all notices not herein or in any other Loan Instrument specifically required as a result of Grantor’s default or of Beneficiary’s exercise, or election to exercise, any option pursuant to any of the Loan Instruments; and (D) all rights of redemption to the extent that Grantor may lawfully waive same. At no time will Grantor insist upon, plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or any exemption from execution or sale of the Secured Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants or terms of performance of the Loan Instruments. Similarly, Grantor will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, to the extent permitted by law, Grantor shall not claim or exercise any right under any law or laws heretofore or hereafter enacted to redeem the property so sold or any part thereof. Grantor waives all benefits or advantages of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary. Grantor shall suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent permitted by law, the Secured Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as Beneficiary in its discretion may decide. To the extent permitted by law, neither Grantor nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof may require Beneficiary to marshall assets.

4.06 Prepayment. Except as otherwise set forth herein, Grantor shall pay the charge provided in the Note for prepayment of the Obligations if for any reason (including the acceleration of the due date of the Obligations by Beneficiary following the occurrence of an Event of Default) any of such Obligations shall be due and payable or paid prior to the stated maturity date thereof, whether or not such payment is made prior to or at any sale held pursuant to or by virtue of this Article IV. Beneficiary has relied on Grantor’s creditworthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Loan Instruments, and would not make the Loan without the promises by Grantor to make all payments due pursuant to the Loan Instruments and not to prepay all or any part of the principal balance of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note, whether occurring as a voluntary prepayment by Grantor or occurring upon an acceleration of the Note by Beneficiary or otherwise, will prejudice Beneficiary’s ability to meet its obligations and to earn the return on the funds advanced to Grantor, which Beneficiary intended and expected to earn when it made the Loan, and will also result in other losses and additional expenses to Beneficiary. In consideration of Beneficiary making the Loan at the interest rate and for the term set forth in the Note, Grantor expressly waives all rights it may have under applicable law to prepay, without charge or premium, all or any part of the Note, either voluntarily or upon an acceleration of the Note by Beneficiary, including an acceleration upon the making or suffering by Grantor of any transfer or disposition prohibited by Section 1.11. If a prepayment of all or any part of the principal balance of the Note is made by or on behalf of Grantor, for any reason, whether due to the voluntary acceptance by Beneficiary of a prepayment tendered by Grantor, or the acceleration of the Note by Beneficiary, or in connection with any reinstatement of the Loan

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Instruments pursuant to any foreclosure proceedings, or any right of redemption exercised by Grantor or any other party having the right to redeem or to prevent any foreclosure of this Deed of Trust, or upon the consummation of any foreclosure sale, or under any other circumstances, Grantor or any other Person making any such prepayment shall be obligated to pay, concurrently therewith, the Make-Whole Amount, as defined and as set forth in the Note, and the payment of the Make-Whole Amount shall be a condition to the making of such prepayment, and the payment of the Make-Whole Amount shall be secured by this Deed of Trust and the other Loan Instruments. Grantor shall pay the Make-Whole Amount without prejudice to the right of Beneficiary to collect any other amounts due pursuant hereto or to declare a default hereunder. Nothing herein shall be construed as permitting any partial prepayment of the Obligations, except with Beneficiary’s prior written consent thereto obtained in each instance.

ARTICLE V

MISCELLANEOUS

5.01 Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term of this Deed of Trust or any other Loan Instrument shall not be deemed to be a waiver of any term of this Deed of Trust or any other Loan Instrument. Grantor shall not be relieved of its obligation to pay and perform the Obligations, at the time and in the manner provided in the Loan Instruments, by reason of (A) a failure by Beneficiary to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any other Loan Instrument (regardless of whether or not Grantor has requested Beneficiary to do so), (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Beneficiary and any subsequent owner or owners of the Secured Property or any other Person extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or any other Loan Instrument, without first having obtained the consent of Grantor. Grantor shall pay and perform the Obligations at the time and in the manner provided in this Deed of Trust and the other Loan Instruments as so extended, modified or supplemented, unless expressly released and discharged by Beneficiary. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Beneficiary may release any Person at any time liable for the payment or performance of the Obligations, or any part thereof, or any part of the security held for the Obligations, and may extend the time of such payment or performance or otherwise modify the terms of any Loan Instrument, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting any of the Loan Instruments or the lien thereof or the priority of this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Beneficiary may resort for the payment and performance of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to require payment and performance of the Obligations, or any part thereof, or to enforce any term of this Deed of Trust, without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. In addition to the rights and remedies stated in this Deed of Trust, Beneficiary may exercise every additional right and remedy now or hereafter afforded by law or in equity. Each right of Beneficiary pursuant to this Deed of Trust shall be separate, distinct and cumulative, and no such right shall be given effect to the exclusion of any other. No act of Beneficiary shall be construed as an election to proceed pursuant to any one provision of this Deed of Trust to the exclusion of any other provision.

WCSR 7692675	Deed of Trust Loan No. 374-0470

5.02 Sole Discretion of Beneficiary. Whenever pursuant to this Deed of Trust or in any other Loan Instrument (A) Beneficiary exercises any right to approve or disapprove or to give or withhold its consent, (B) any arrangement or term is to be satisfactory to Beneficiary, or (C) any other decision or determination is to be made by Beneficiary, Beneficiary may give or withhold such approval or consent, determine whether or not such arrangement or term is satisfactory, and make all other decisions or determinations, in Beneficiary’s sole and absolute discretion, and Beneficiary’s decision shall be final and conclusive except where this Deed of Trust or such other Loan Instrument expressly provides to the contrary. If Grantor shall seek the consent or approval of Beneficiary pursuant to this Deed of Trust and Beneficiary shall fail or refuse to give such consent or approval, Grantor shall not be entitled to any damages for any withholding of such approval or consent by Beneficiary. Grantor’s sole remedy shall be an action for injunctive or declaratory relief, which remedy shall be available only in those cases where Beneficiary has expressly agreed not to unreasonably withhold its consent or approval.

5.03 Legal Tender. Grantor shall pay all payments of principal, interest or other amounts required or provided for herein in lawful money of the United States of America at the time of payment, at the above described office of Beneficiary or at such other place as Beneficiary may from time to time designate.

5.04 No Merger or Termination. If both the lessor’s and Lessee’s estates under any Lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Beneficiary shall continue to have and enjoy all of its rights and privileges as to the separate estates. In addition, the foreclosure of this Deed of Trust shall not destroy or terminate any Lease or sublease then existing and created by Grantor, whether by application of the law of merger or as a matter of law or otherwise, unless Beneficiary or any purchaser at any sale related to such foreclosure shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease, unless Beneficiary or such purchaser shall give written notice thereof to the related Lessee or sublessee.

5.05 Discontinuance of Actions. If Beneficiary shall enforce any right pursuant to this Deed of Trust by foreclosure, sale, entry or otherwise and discontinue or abandon such enforcement for any reason or any such proceedings shall have been determined adversely, then, in each such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and the Secured Property shall remain subject to the lien of this Deed of Trust.

5.06 Headings. The headings of the Sections and other subdivisions of this Deed of Trust are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

WCSR 7692675	Deed of Trust Loan No. 374-0470

5.07 Notice to Parties. All notices and demands or other communications hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by generally recognized overnight delivery service, with postage prepaid, addressed to Grantor or Beneficiary or Trustee, as applicable, at the addresses stated below, or at such other address of which either Grantor or Beneficiary or Trustee may hereafter notify the other in writing:

Grantor:	TS Creekstone, LLC 19950 West Country Club Drive, Suite 800 Aventura, Florida 33180 Attn: Bert Lopez

with a copy to:	Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, Tennessee 38103 Attn: Gaillard Uhlhorn

Beneficiary:

NEW YORK LIFE INSURANCE COMPANY

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attn: Real Estate Group

         Director – Loan Administration Division

         Loan No. 374-0470

With a copy to:	NEW YORK LIFE INSURANCE COMPANY Office of the General Counsel 51 Madison Avenue New York, New York 10010-1603 Attn: Managing Director – Real Estate Section Loan No. 374-0470

Trustee:	The Fidelity Company c/o Womble Carlyle Sandridge & Rice, LLP One West Fourth Street Winston-Salem, North Carolina 27101 Attn: Hardin G. Halsey

Each notice or demand so given or served shall be deemed given and effective, (A) if personally delivered, on the day of actual delivery or refusal and (B) if sent by generally recognized overnight delivery service, on the next business day. Notwithstanding the foregoing, service of any notice of default or notice of sale provided or required by law in connection with Beneficiary’s exercise of any of its remedies following an Event of Default shall, if mailed as required by law, be deemed given and effective on the date of mailing.

5.08 Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, each reference herein to Grantor or Beneficiary shall mean and include, the heirs, legal representatives, successors and assigns of such Person. All covenants and agreements contained in this Deed of Trust by or on behalf of Grantor shall bind and inure to the benefit of Grantor’s heirs, legal representatives, successors and assigns, and all covenants and agreements by or on behalf of Beneficiary shall bind and inure to the benefit of Beneficiary’s successors and assigns.

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5.09 Changes and Modifications. This Deed of Trust may only be changed or modified by an agreement in writing, signed by both Grantor and Beneficiary.

5.10 Applicable Law. This Deed of Trust shall be construed and enforced according to the law of the State, other than such law with respect to conflicts of laws.

5.11 Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Deed of Trust as to any Persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other Persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

5.12 Usury Savings Clause. Grantor and Beneficiary intend to conform strictly to the usury laws now or hereafter in force in the State and all interest payable pursuant to the Note, this Deed of Trust or any other Loan Instrument, unless exempt from such laws, shall be subject to reduction to the amount equal to the maximum non-usurious amount allowed pursuant to such usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable pursuant to the Note, this Deed of Trust or any other Loan Instrument shall under no circumstances exceed the maximum legal interest rate which Beneficiary may charge under applicable law from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and shall be canceled automatically and, if theretofore paid, Beneficiary shall, at its option, either rebate such interest to Grantor or credit such interest to the principal amount of the Obligations, or if all such principal has been repaid, Beneficiary shall rebate such excess to Grantor.

5.13 No Statute of Limitations. To the full extent permitted by law, Grantor hereby waives the pleading of any statute of limitations as a defense to any or all of the Obligations.

5.14 Late Charges. If Grantor fails to pay, when due, without regard to any grace period, any installment of interest or principal, any payment due pursuant to Section 1.04 or any deposit or reserve due pursuant to this Deed of Trust or any other Loan Instrument, Grantor shall pay to Beneficiary (unless waived by Beneficiary) the Late Charge as defined and described in the Note. Each such Late Charge, if not previously paid, shall, at the option of Beneficiary, be added to and become part of the succeeding monthly payment to be made pursuant to the Note, and shall be secured by this Deed of Trust.

5.15 Waiver of Jury Trial. To the extent not prohibited by applicable law, Grantor waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other Person relating to (i) the Obligations or any understandings or prior dealings between Grantor and Beneficiary or (ii) the Loan Instruments, or (b) to which Beneficiary is a party.

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5.16 Continuing Effectiveness. This Deed of Trust shall secure all advances made pursuant to the Loan Instruments, all rearrangements and renewals of the Obligations and all extensions as to the time of payment thereof, whether or not such advances, rearrangements, renewals or extensions are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. The execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution from time to time of partial releases as to the Secured Property or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Deed of Trust, and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.

5.17 Time of Essence. Time is of the essence as to Grantor’s performance of each provision of this Deed of Trust, the Note and the other Loan Instruments. Grantor agrees that where, by the terms of this Deed of Trust, the Note or any other Loan Instrument, a day is named or a time is fixed for the payment of any sum of money or the performance of any obligation by Grantor, the day and/or time stated enters into the consideration and is of the essence of the whole contract.

5.18 Non-Recourse. If an Event of Default has occurred (and regardless of whether or not it has been cured), Beneficiary shall have all rights provided in the Note, this Deed of Trust or any other Loan Instrument or at law or in equity, and shall have full recourse to the Secured Property and to any other collateral given by Grantor to secure any or all of the Obligations, provided that any judgment obtained by Beneficiary in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Beneficiary shall not in any way be prohibited from naming Grantor or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Beneficiary to enforce such rights or to foreclose the lien of this Deed of Trust or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations. The foregoing restriction shall not apply to, and Grantor shall be personally liable for, and Beneficiary may seek and enforce judgment against Grantor for:

(A) any and all losses, claims, damages, costs, expenses and/or liabilities, including, reasonable attorneys’ fees and expenses, incurred by Beneficiary:

(1) relating to or as a result of any material misstatement of fact (a) by or on behalf of, Grantor or Guarantor to Beneficiary or Beneficiary’s advisor relating to the Loan or (b) contained in any Loan Instrument,

(2) relating to or as a result of fraud relating to the Loan, the Loan Instruments, or any documents, materials or other information delivered by or on behalf of Grantor or Guarantor to Beneficiary, Beneficiary’s advisor or their respective counsel relating to the Loan,

(3) relating to or as a result of misapplication of (a) insurance proceeds in a manner which is not in accordance with the provisions of the Loan Instruments, (b) condemnation awards in a manner which is not in accordance with the provisions of the Loan Instruments, (c) trust funds or Lessee security

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deposits which are received by or on behalf of Grantor and are neither turned over to Beneficiary or used in compliance with the Loan Instruments, or (d) Rents, issues, profits or other proceeds from the Secured Property received by, or on behalf of, Grantor or Guarantor and not otherwise applied to the Loan or to payment of Secured Property operating expenses as required by the Loan Instruments,

(4) relating to or as a result of the breach of any representation or warranty contained in the Sections of this Deed of Trust pertaining to environmental matters, including Section 1.05E(4), 2.03C or 2.03D, or any default with respect to any covenant contained in the Sections of this Deed of Trust pertaining to environmental matters including Section 1.05E,

(5) relating to or as a result of any default with respect to Grantor’s covenant to pay Impositions, pursuant to Section 1.02 hereof, or insurance premiums, pursuant to Section 1.03 hereof or with respect to Grantor’s covenant to obtain and maintain the insurance, including without limitation, the Terrorism Insurance, required by this Deed of Trust,

(6) arising from, in respect of, as a consequence of, or in connection with: (1) the existence of any circumstance or the occurrence of any action described in Section 1.05E(1), (2) claims asserted by any Person (including any Governmental Agency) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Material in, on, or under or about the Secured Property, or (3) the violation or claimed violation of any law relating to any Hazardous Material or any other Environmental Requirement in regard to the Secured Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Deed of Trust or whether or not such violation or claimed violation occurred prior to or after the time that Grantor became the owner of the Secured Property, and/or

(7) as a result of any intentional, bad faith waste of the Secured Property committed by Grantor or its agents (such damages to include all repair costs incurred by Beneficiary), (For purposes of this subparagraph, “bad faith waste” is intended to mean the neglect or misconduct of Grantor resulting in material damage to the Secured Property or any portion thereof);

(B) all outstanding principal, interest and other Obligations, including the Make-Whole Amount:

(1) if there shall be a violation of Section 1.11 of this Deed of Trust that is not waived or consented to by Beneficiary in writing and/or

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(2) in the event that Grantor or any Guarantor shall be the subject of any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law that remains undismissed for a period of ninety (90) days or more, and/or Grantor or any Guarantor shall become the subject of any liquidation, dissolution, receivership or other similar proceeding, provided, however, that the provisions of this Paragraph (2) regarding involuntary bankruptcy filings shall not apply if (A) an involuntary bankruptcy is filed solely by Beneficiary, or (B) the involuntary filing for bankruptcy was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Grantor, (2) any partner, shareholder, member or other direct or indirect constituent owner of Grantor, or (3) any Guarantor; and/or

(3) if there shall be a violation of Section 5.20 of this Deed of Trust and/or

4) if this Deed of Trust or any of the other Loan Instruments are deemed fraudulent conveyances or preferences or are otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the United States Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statues or similar laws; and

(C) in the event of a loss which would be covered by the Terrorism Insurance required by the Loan Instruments, an amount equal to the deductible on such Terrorism Insurance, which amount shall either be applied by Beneficiary to the debt secured by this Deed of Trust or disbursed by Beneficiary for the repair and restoration of the Secured Property, all in accordance with the terms of the Loan Instruments.

The restriction on enforcement contained in the first sentence of this Section 5.18 shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Grantor and the other indemnitors, if any, in favor of Beneficiary and/or to the obligations of any Guarantor. It is expressly understood and agreed, however, that nothing contained in this Section 5.18 shall (y) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Deed of Trust or any of the other Loan Instruments or any future advance or any related agreements or (z) preclude Beneficiary from foreclosing this Deed of Trust or from exercising its other remedies set forth in this Deed of Trust or the Assignment, or from enforcing any of its rights and remedies in law or in equity (including injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this Section 5.18. All matters as to which this Section 5.18 provides that Grantor is personally liable shall be referred to herein as the “Non-Recourse Exceptions”.

5.19 Non-Business Days. If any payment required hereunder or under any other Loan Instrument becomes due on a Saturday, Sunday, or legal holiday in the state in which the Premises are located, then such payment shall be due and payable on the immediately following business day.

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5.20 Single Purpose Entity. Grantor represents, warrants and covenants that at all times since its formation and thereafter:

(A) Each of Grantor and its general partner or managing member, as applicable, does not own and will not own, either directly or indirectly, any asset or property other than (1) the Secured Property, (2) with respect to Grantor, incidental personal property necessary for the ownership or operation of the Secured Property and (3) with respect to the general partner or managing member of Grantor, incidental personal property necessary for the ownership or operation of Grantor’s general partner or managing member,

(B) Each of Grantor and its general partner or managing member, as applicable, has not engaged in and will not engage in any business other than the ownership, management and operation of the Secured Property (with respect to Grantor) or the ownership of the general partnership or managing member interest in Grantor (with respect to Grantor’s general partner or managing member, as applicable), and each of Grantor and its general partner or managing member, as applicable, will conduct and operate its business as presently conducted and operated.

(C) Each of Grantor and its general partner or managing member, as applicable, has not entered and will not enter into any contract or agreement with any affiliate of Grantor, any constituent party of Grantor or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with unaffiliated third parties.

(D) Each of Grantor and its general partner or managing member, as applicable, has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) the Obligations and (2) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances provided that such debt is paid within sixty (60) days of the date it is incurred. No indebtedness other than the Obligations may be secured (subordinate or pari passu) by the Secured Property.

(E) Each of Grantor and its general partner or managing member, as applicable, has not made and will not make any loans or advances to any third party (including any affiliate, constituent party or any affiliate of any constituent party), and have not and will not acquire obligations or securities of its affiliates or any constituent party.

(F) Each of Grantor and its general partner or managing member, as applicable, has been, is and intends to remain solvent and each of Grantor and its general partner or managing member, as applicable, have and will pay its own debts and liabilities from its assets (to the extent of such funds and assets), as the same shall become due.

(G) Each of Grantor and its general partner or managing member, as applicable, has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence, and each of Grantor and its general partner or managing member, as applicable, has not and will not, nor has Grantor or its general partner or managing member, as applicable, permitted nor will Grantor or its general partner or

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managing member, as applicable, permit any of its constituent parties, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Grantor, its general partner or managing member, as applicable, or such constituent party in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 5.20 or in a manner that would otherwise adversely affect Grantor’s and its general partner’s or managing member’s, as applicable, single purpose status.

(H) Each of Grantor and its general partner or managing member, as applicable, has and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates, any constituent party and any other Person; provided, however, Grantor or its general partner or managing member, as applicable, may include its financial statements as part of a consolidated financial statement if (i) such statements contain a notation that makes clear that Grantor or its general partner or managing member, as applicable is a separate entity and that the assets and credit of Grantor or its general partner or managing member, as applicable, are not available to satisfy liabilities of any other Person and that the assets and credit of such other Person are not available to satisfy liabilities of Grantor or its general partner or managing member, as applicable; each of Grantor and its general partner or managing member, as applicable, has and will file its own tax returns as required by applicable state and federal law; each of Grantor and its general partner or managing member, as applicable, has maintained and shall maintain its books, records, resolutions and agreements as official records.

(I) Each of Grantor and its general partner or managing member, as applicable, has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Grantor or its general partner or managing member, as applicable, any constituent party of Grantor or its general partner or managing member, as applicable, or any affiliate of any constituent party), has corrected and will correct any known misunderstanding regarding its status as a separate entity, has conducted and will conduct business in its own name, has not identified and shall not identify itself or any of its affiliates as a division or part of the other and has maintained and shall maintain and utilize separate stationery, invoices and checks.

(J) Each of Grantor and its general partner or managing member, as applicable, has not assumed or guaranteed and will not assume or guaranty the debts of any other Person, has not held and will not hold itself out to be responsible for the debts of any other Person, and has not and will not otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person.

(K) Each of Grantor and its general partner or managing member, as applicable, has maintained and intends to maintain adequate capital as reasonably determined by Grantor for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(L) Neither Grantor nor its general partner, or nor its managing member, as applicable, nor any of their respective constituent parties has caused or will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Grantor or its

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general partner or managing member, as applicable; and neither Grantor nor its general partner, nor its managing member, as applicable, nor any of their respective constituent parties has disposed or will dispose of all or substantially all of the assets of Grantor or its general partner or managing member, as applicable, and has not changed and will not change Grantor’s or its general partner’s or managing member’s, as applicable, legal structure.

(M) Each of Grantor and its general partner or managing member, as applicable, has not commingled and will not commingle the funds and other assets of Grantor or its general partner or managing member, as applicable, with those of any affiliate or constituent party or any other Person.

(N) Each of Grantor and its general partner or managing member, as applicable, have maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other Person.

(O) Each of Grantor and its general partner or managing member, as applicable, does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

(P) Each of Grantor and its general partner or managing member, as applicable, does and shall continue to (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated Person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated Person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations.

(Q) Each of Grantor and its general partner or managing member, as applicable shall not, without the prior unanimous consent of all of Grantor’s and its general partner’s or managing member’s, as applicable, (i) members and managers (in the event that Grantor, or its general partner or managing member, as applicable is a limited liability company), (ii) partners (in the event that Grantor or its general partner or managing member, as applicable, is a general partnership), (iii) general partner (in the event that Grantor or its general partner or managing member, as applicable, is a limited partnership) or (iv) shareholders or board of directors (in the event that Grantor or its general partner or managing member, as applicable, is a corporation) and of the Independent Director (as defined below) or Independent Manager (as defined below), as applicable, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition seeking, or consent to, reorganization or relief, under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other bankruptcy or similar laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of a substantial part of its assets or property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing. Without limiting the foregoing and notwithstanding any other provision of this Deed of Trust or of any of the organizational documents of Grantor or any provision of law that otherwise so empowers the Grantor, so long as any Obligations are outstanding, Grantor shall not be authorized or empowered to, nor shall Grantor, without the prior unanimous written consent

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of the Independent Manager and/or Independent Director, as the case may be, institute proceedings to have Grantor adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Grantor or file a voluntary petition seeking, or consent to, reorganization or relief with respect to Grantor under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Grantor or a substantial part of its property, or make any assignment for the benefit of creditors of Grantor, or admit in writing Grantor’s inability to pay its debts generally as they become due, or to the fullest extent permitted by law, to take any action in furtherance of any such action. To the fullest extent permitted by law, for so long as any Obligations are outstanding, Grantor shall not be authorized or empowered, nor shall Grantor consolidate, merge, dissolve, liquidate or sell all or substantially all of Grantor’s assets (other than such sales, if any, as are permitted hereunder).

(R) Each of Grantor and its general partner or managing member, as applicable, shall not violate or cause to be violated the assumptions made with respect to Grantor and its general partner or managing member, as applicable, and their respective direct or indirect constituent entities in any opinion letter pertaining to substantive consolidation delivered to Beneficiary in connection with the Loan, if any.

(S) Within forty-five (45) days after the end of each fiscal quarter of Grantor, Grantor shall deliver to Beneficiary a certification executed by an officer of Grantor certifying to Beneficiary that, as of such date, Grantor and its general partner or managing member, as applicable, complies with the provisions of Section 5.20 of this Deed of Trust.

(T) Each of Grantor and its general partner(s) or managing member(s), as applicable, shall be formed in Delaware; and at all times, Grantor’s and its general partner(s)’ or managing member’s, as applicable, limited liability company agreement, limited partnership agreement or articles or incorporation, as applicable, shall contain the provisions set forth in Section 5.20(A)-(U) of this Deed of Trust or as otherwise approved in writing by Beneficiary. So long as any Obligations are outstanding, none of such instruments shall be amended, altered or changed without the prior written consent of Beneficiary.

(U) In the event that Grantor is a limited liability company, Grantor shall at all times cause there to be (i) at least one duly appointed manager (an “Independent Manager”) of Grantor, and (ii) at least one springing non-economic member that will become a member of Grantor upon the dissolution or withdrawal or similar event as to the sole remaining member of Grantor and that will satisfy the requirements of Delaware law such that the dissolution or withdrawal or similar event as to the sole remaining member of Grantor will not cause the dissolution of Grantor (the “Springing Member”). In the event that Grantor is a corporation, Grantor shall at all times cause there to be at least one duly appointed director (an “Independent Director”) of Grantor. In the event that Grantor is a partnership, in the case of a limited partnership, Grantor shall have as its only general partner (and in the case of a general partnership, Grantor shall have as each of its general partners), a limited liability company or corporation that complies with the provisions of Sections 5.20(A)-(U) of this Deed of Trust. The Independent Manager or Independent Director, as applicable, shall be satisfactory to Beneficiary, and must be a natural person employed by, or an entity owned and controlled by a nationally recognized corporate service provider and shall not at the time of initial appointment, nor at any

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time during the preceding five (5) years have been: (1) a stockholder, director, officer, employee, partner, attorney or counsel of Grantor, or any affiliate of Grantor; (2) a customer, supplier or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with Grantor or any affiliate of Grantor; (3) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (4) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this paragraph, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person or entity, whether through ownership of voting securities, by contract or otherwise. The Independent Manager’s, Springing Member’s and/or Independent Director’s vote shall be required only for Material Actions (as defined below) and those matters specifically requiring its vote in Grantor’s organizational documents, all as approved by Beneficiary. As used herein, “Material Actions” shall mean (a) any proposed insolvency or bankruptcy proceeding of Grantor, (b) any dissolution or liquidation of Grantor, and (c) any amendment or modification of any provision of Grantor’s organizational documents relating to company purpose or Grantor’s bankruptcy-remote status. The affirmative vote or written consent of the Independent Manager, Springing Member or Independent Director, as applicable, shall be required for the Grantor to approve or take any Material Action. No termination or change of the Independent Manager, Springing Member or Independent Director, as applicable, shall be made without giving Beneficiary at least five (5) Business Days prior written notice, which notice shall include a copy of a resume for such proposed replacement Independent Manager, Springing Member or Independent Director, as applicable, that reflects that such individual meets the requirements contained herein; provided further, that Beneficiary shall have the right to object to the appointment of said replacement and in the event of such objection, the proposed replacement shall not be admitted. Notwithstanding the foregoing, any current Independent Manager, Springing Member or Independent Director, as applicable, that receives notice of the termination of its duties shall provide a copy of said notice to Beneficiary within five (5) days of receipt thereof. To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager, Springing Member or Independent Director, as applicable, shall consider only the interests of Grantor (including its creditors) and the members, partners or shareholders of Grantor, as applicable (“Constituent Owners”), in acting or otherwise voting on any Material Actions or matters provided for in Grantor’s organizational documents (which such fiduciary duties to the Constituent Owners and Grantor (including its creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in such entity, exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Owners), (y) the interests of other affiliates of the Constituent Owners or of Grantor, as applicable, and (z) the interests of any group of affiliates of which the Constituent Owners or Grantor, as applicable, is a part)). Regardless of the solvency of Grantor, the Independent Manager, Springing Member or Independent Director, as applicable, shall owe duties to protect creditors in the enforcement of their contractual rights, including all remedies. Other than as provided above, the Independent Manager, Springing Member or Independent Director, as applicable, shall not have any fiduciary duties to any Constituent Owners, any directors or managers of Grantor, as applicable, or any other Person, provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law. To the fullest extent permitted by applicable law, an Independent Manager, Springing Member or Independent Director shall not be liable to Grantor, any Constituent Owner or any other person for breach of contract or breach

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of duties (including fiduciary duties), unless such Independent Manager, Springing Member or Independent Director acted in bad faith or engaged in willful misconduct. All other matters as to the Independent Manager, Springing Member and/or Independent Director shall be set forth in the organizational documents of Grantor and shall be satisfactory to Beneficiary.

ARTICLE VI

SPECIAL STATE PROVISIONS

The provisions of this Article VI are an integral part of this Deed of Trust. In the event of any inconsistencies between the terms and conditions of this Article VI and the other provisions of this Deed of Trust, the terms and conditions of Article VI shall be controlling.

6.01 Maturity Date. The Maturity Date of the Note, unless renewed or extended, is June 10, 2023.

6.02 Attorneys’ Fees. In case the Note or this Deed of Trust or any other Loan Instrument should be placed in the hands of an attorney at law for collection or enforcement, Grantor agrees to pay all costs of collection or enforcement including reasonable attorneys’ fees. Notwithstanding anything herein or in any other Loan Instrument to the contrary, whenever the term “reasonable attorneys’ fees” or other similar phrase is used it shall mean attorney and paralegal fees actually incurred (based on the actual number of hours worked by legal counsel and paralegals multiplied by the usual and customary hourly rate then in effect), notwithstanding any statutory presumption set forth in N.C.G.S. §6.21.2 or otherwise to the contrary. The foregoing provision shall not be deemed to limit the obligation to pay out-of-pocket expenses and costs as provided in the Loan Instruments.

6.03 Interest Before and After Judgment. Following an Event of Default, the Obligations evidenced by the Note, the other Obligations, all accrued and unpaid interest thereon and all other sums evidenced and/or secured by the Loan Instruments shall bear interest at the Increased Rate both before and after any judgment on the Obligations.

6.04 Power of Sale. Upon the occurrence of an Event of Default, the Beneficiary may notify the Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of the Trustee, and the Trustee is hereby authorized and empowered to expose to sale and to sell the Secured Property or any part thereof at public sale to the highest bidder for cash, in compliance with all applicable requirements of North Carolina law then governing the exercise of powers of sale contained in deeds of trust and upon such sale, the Trustee shall collect the purchase proceeds and convey title to the portion of the Secured Property so sold to the purchaser in fee simple. In the event of a sale of the Secured Property or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with the effecting of such sale and all proceedings (either before the Clerk of Superior Court or otherwise) for such sale, including a commission for the Trustee’s services as hereinafter provided and including reasonable attorney’s fees incurred by the Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all sums expended or incurred by the Beneficiary under the

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terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect or enforce the Obligations secured hereby (including, without limitation, reasonable attorneys’ fees as provided herein or in any instruments evidencing the Obligations secured hereby); (iii) to the payment of the Obligations secured hereby and interest thereon and all other indebtedness hereby secured; and (iv) the balance, if any, shall be paid to the parties lawfully entitled thereto. The Grantor agrees that in the event of a sale hereunder, the Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the Obligations secured hereby against the purchase price. The Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. The Trustee may require the successful bidder at any sale to deposit immediately with the Trustee cash or certified check or cashier’s check in an amount up to five percent (5.0%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of an upset bid or if the Trustee is unable to convey the portion of the Secured Property so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of the Trustee be retained and applied to any damages incurred by reason of such default (including, without limitation, liability to the extent that the final sales price is less than the bid plus all the costs of resale as provided in N.C. Gen. Stat. Section 45-21.30, as amended) or may be deposited with Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the North Carolina General Statutes (or any amendment thereto), the Trustee is expressly authorized and empowered to expose to sale and sell together with the real estate any portion of the Secured Property which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale. The Secured Property may be sold in such parcels or lots as the Trustee may determine without regard to principles of marshalling and the Secured Property may be sold at one sale or in multiple sales as determined by the Trustee. The exercise of the power of sale hereunder by the Trustee on one or more occasions shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all of the Secured Property shall have been finally sold and properly conveyed to the purchasers at the sales. The Trustee shall be entitled to receive a reasonable commission for either a completed or uncompleted foreclosure based upon the actual number of hours worked by Trustee, its attorneys and paralegals, at their usual and customary hourly rates then in effect. In addition, Grantor shall pay all out-of-pocket expenses actually incurred by the Trustee. Subject to the requirements and limits imposed by law, the Trustee may postpone sale of all or any portion of the Secured Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

6.05 Environmental Laws. The listing of Environmental Laws in Paragraph (b) of the definition of “Hazardous Materials” of this Deed of Trust, is amended to also include the following State laws: The Oil Pollution and Hazardous Substances Control Act of 1978, N.C.G.S. § 143 215.75 et seq.; The North Carolina Inactive Hazardous Sites Act, N.C.G.S. § 130A-310, et seq.; The North Carolina Water and Air Resources Act, N.C.G.S. § 143-211, et seq.; The North Carolina Drinking Water Act, N.C.G.S. § 130A-311, et seq.; and the North Carolina Solid Waste Management Act, N.C.G.S. § 130A-290, et seq.; and the regulations promulgated pursuant to said laws, all as amended.

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6.06 Substitution of Trustee. Beneficiary shall at any time have the irrevocable right to remove the Trustee herein named without notice or cause and to appoint his successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to record in North Carolina, and in the event of the death or resignation of the Trustee herein named, Beneficiary shall have the right to appoint his successor by such written instrument, and any Trustee so appointed shall be vested with the title to the Secured Property hereinbefore described, and shall possess all the powers, duties and obligations herein conferred on the Trustee in the same manner and to the same extent as though he were named herein as Trustee.

6.07 Waiver. Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Beneficiary and any subsequent owner of the Secured Property as said activities are contemplated or otherwise addressed in N.C. Gen. Stat. Sec. 45-45.1 or any similar or subsequent law.

6.08 Deed of Trust as Financing Statement. As to those items of personal property which are or are to become affixed to the Secured Property and/or the Improvements, and all products and proceeds thereof, this Deed of Trust is and shall be effective as a Financing Statement filed as a fixture filing as and from the date of its recordation in the real estate records of the county in which the real property is situated. The name of the record owner of the real property and improvements is the Grantor identified on the first page of this Deed of Trust. The name and address of the Grantor, as debtor, is set forth in Section 5.07 of this Deed of Trust. The name and address of Beneficiary, as secured party, and from whom information concerning the security interest created herein may be obtained, is set forth in Section 5.07 of this Deed of Trust. The provisions set forth in the Granting Clauses of this Deed of Trust describe the types and items of the personal property affixed or to be affixed to the Secured Property and the Improvements. The fixtures are related to the real estate described in Exhibit A attached hereto and incorporated herein by reference. The Grantor is a limited liability company organized under the laws of the State of Delaware. The organizational identification number of the Grantor, as debtor, is 5276477. This Deed of Trust shall remain in effect as a fixture filing until this Deed of Trust is released or satisfied of record.

6.09 Security Agreement. This Deed of Trust is both a real property Deed of Trust and a “security agreement” within the meaning of the Uniform Commercial Code of the State. The Secured Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Secured Property. Grantor, by executing and delivering this Deed of Trust grants to Beneficiary and Trustee (to the extent provided herein), as security for the Obligations, a security interest in the Secured Property to the full extent that the Secured Property may be subject to the Uniform Commercial Code. If an Event of Default shall occur, Beneficiary and/or Trustee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to sell the Personal Property at public or private sale, the right to take possession of the Personal Property or any part thereof, and to take such other measures as Beneficiary and/or Trustee may deem necessary for the care, protection and preservation of the Personal Property. Upon request or demand of Beneficiary and/or Trustee, Grantor shall at its expense assemble the Personal

WCSR 7692675	Deed of Trust Loan No. 374-0470

Property and make it available to Beneficiary and/or Trustee at a convenient place acceptable to Beneficiary and/or Trustee. Grantor shall pay to Beneficiary and Trustee on demand any and all expenses, including legal expenses and attorneys’ fees and disbursements, incurred or paid by Beneficiary and Trustee in protecting its interest in the Personal Property and in enforcing its rights hereunder with respect to the Personal Property. Any notice of sale, disposition or other intended action by Beneficiary and/or Trustee with respect to the Personal Property sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such sale, disposition or action shall constitute reasonable notice to Grantor. The proceeds of any disposition of the Personal Property, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper.

[Signature Page Follows]

WCSR 7692675	Deed of Trust Loan No. 374-0470

[Signature Page - Deed of Trust]

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust under seal as of the date first above written.

GRANTOR

TS CREEKSTONE, LLC, a Delaware limited liability company (SEAL)

By:	Trade Street Operating Partnership, LP, a Delaware limited partnership, its Sole Member (SEAL)

	By:	Trade Street OP GP, LLC, a Delaware limited liability company, its general partner (SEAL)

		By:	Trade Street Residential, Inc., a Maryland corporation, its sole member (SEAL)

			By:	/s/ Bert Lopez (SEAL)
			Name:	Bert Lopez
			Title:	COO/CFO

Miami Dade                 County, State of Florida

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she signed the foregoing document: Bert Lopez name(s) of principal(s)

Date: 5/10/2013	/s/ Rachel Peters
(official signature of Notary)
Rachel Peters, Notary Public
(Notary’s printed or typed name)
(Official Seal)	My commission expires: 8/2/2014

WCSR 7692675	Deed of Trust Loan No. 374-0470

EXHIBIT A

Land

Beginning at an existing iron pipe along the western right of way of S. Miami Boulevard (NC Hwy 54) a variable width public right of way, said iron also being the southeast corner of Park Partners, LLC (DB 4250, pg 121); thence with the western right of way of S. Miami Boulevard, South 08° 15’ 47” West a distance of 334.20 feet to an existing iron pipe; thence South 08°16’ 51” West a distance of 99.94 feet to an existing iron pipe; thence South 08° 15’ 45” West a distance of 210.44 feet to an existing iron pipe; thence South 08° 16’ 26” West a distance of 116.98 feet to an existing iron pipe; thence South 08° 07’ 06” West a distance of 122.83 feet to an iron pipe set; thence South 51° 40’ 38” West a distance of 51.49 feet to an iron pipe set along the northern right of way of Hopson Road a variable width public right of way; thence with the northern right of way of Hopson Road, North 87° 44’ 12” West a distance of 74.08 feet to an iron pipe set on the eastern line of Edith W. Marren (DB 970, pg 282); thence with the eastern and northern lines of Edith W. Marren, North 07° 52’ 18” East a distance of 155.30 feet to an iron pipe set; thence North 89° 43’ 46” West a distance of 79.25 feet to an existing iron pipe; thence North 89° 43’ 46” West a distance of 20.75 feet to an existing iron pipe marking the northeast corner of Preschool Enterprises, LLC (DB 5084, PG 381); thence with the northern line of Preschool Enterprises, LLC, North 89° 45’ 34” West a distance of 221.94 feet to an iron pipe set marking the northeast corner of New Communications of the Carolinas, Inc. (DB 6516, PG 602); thence with the northern and western lines of New Communications of the Carolinas, Inc., North 89° 45’ 34” West a distance of 220.59 feet to an iron pipe set; thence South 01° 52’ 43” West a distance of 138.99 feet to an iron pipe set along the northern right of way of aforementioned Hopson Road; thence with the northern right of way of Hopson Road, North 88° 03’ 40” West a distance of 116.54 feet to an iron pipe set on the eastern line of North Carolina Railroad Company (DB 5444, PG 342); thence with the eastern line of North Carolina Railroad Company, along a non-tangent curve to the right with a radius of 3719.83 feet, an arc length of 137.34 feet, and a chord bearing and distance of North 09° 40’ 46” East, 137.33 feet to an existing iron pipe marking the southeast corner of North Carolina Railroad Company (DB 5444, PG 342); thence with the eastern line of North Carolina Railroad Company along a non-tangent curve to the right with a radius of 3719.23 feet, and arc length of 837.62 feet, and a chord bearing and distance of North 17° 12’ 30” East, 835.85 feet to an existing iron pipe along the eastern line of a 200’ right of way of Southern Railroad; thence with the eastern line of a 200’ right of way of Southern Railroad, North 23° 37’ 02” East a distance of 283.13 feet to an existing iron pipe marking the southwest corner of Creekstone Developers, LLC, (DB 4972, PG 45); thence with the southern line of Creekstone Developers, LLC, South 66° 23’ 37” East a distance of 141.14 feet to an existing PK nail; thence, along a curve to the left with a radius of 180.00 feet, an arc length of 79.08 feet, and a chord bearing and distance of South 78° 58’ 47” East, 78.45 feet to an existing PK nail; thence North 88° 26’ 04” East a distance of 11.42 feet to an existing PK nail marking the northwest corner of aforementioned Park Partners, LLC; thence with the western and southern lines of Park Partners, LLC, South 08° 14’ 56” West a distance of 196.93 feet to an existing PK nail; thence South 81° 54’ 50” East a distance of 313.39 feet to the point of beginning, containing 643,551 square feet or 14.77 acres of land, more or less.

THE ABOVE DESCRIBED TRACT IS TOGETHER WITH the easements in that certain Declaration of Rights, Restrictions and Easements, With Subordination of Lender, recorded in Book 2647, Page 741, as amended by that certain Amendment to Declaration of Rights, Restrictions and Easements recorded in Book 6726, Page 699, Durham County Registry.

TOGETHER WITH those certain access easements shown on plats recorded in Plat Book 120, Page 135 and/or Plat Book 160, Page 121, Durham County Registry.

WCSR 7692675	Deed of Trust Loan No. 374-0470